As filed with the Securities and Exchange Commission on September 12, 2006

                          Registration No. __________________

                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form SB-2
                             Registration Statement
                        Under The Securities Act of 1933


                            PROTON LABORATORIES, INC.
              (Exact name of small business issuer in its charter)

           Washington                    3590                  91-2022700
(State or other jurisdiction of    (Primary standard        (I.R.S. Employer
 incorporation or organization)     industrial code)     Identification Number)

                            PROTON LABORATORIES, INC.
                        1135 Atlantic Avenue, Suite 101
                                Alameda, CA 94501
                              voice: (510) 865-6412
                              fax: (510) 865-9385
(Address and telephone number of principal executive offices and principal place of business)

                    Edward Alexander, Chief Executive Officer
                        1135 Atlantic Avenue, Suite 101
                                Alameda, CA 94501
                              voice: (510) 865-6412
                              fax: (510) 865-9385
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a Copy to:
                               Joel Seidner, Esq.
                            880 Tully Road, Suite 50
                              Houston, Texas 77079
                         voice: (281) 493-1311
                              fax: (281) 667-3292

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title Of Each                   Proposed
Class Of                        Maximum
Securities    Amount            Offering         Aggregate      Amount of
To Be         To Be             Price            Offering       Registration
Registered    Registered        Per Unit         Price          Fee
----------------------------------------------------------------------------
Common Stock  5,846,250 shares  $0.66 per share  $3,858,525.00  $ 413.00 (1)

----------------------------------------------------------

(1)  The Proposed Maximum Offering Price Per Share was computed pursuant to Rule
457. This fee is calculated based on the closing price of our common stock under the trading symbol PLBI on the OTCBB on September 6, 2006.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     THE INFORMATION IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. THE SECURITIES COVERED BY THIS PROSPECTUS CANNOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.

                                 TABLE OF CONTENTS

                                                                         Page


Available Information                                                   6
Prospectus Summary                                                      6
Risk Factors                                                            8
Information Regarding Forward-Looking Statements                        10
Use of Proceeds                                                         10
Description of Business                                                 12
Description of Property                                                 17
Financial Statements                                                    17 and F-1
Management's Discussion and Analysis                                    17
Market for Common Equity and Related Stockholder Matters                20
Directors, Executive Officers, Promoters and Control Persons            21
Executive Compensation                                                  22
Security Ownership of Certain Beneficial Owners and Management          23
Certain Relationships and Related Transactions                          24
Description of Securities                                               25
Selling Stockholders                                                    26
Plan of Distribution                                                    26
Changes In and Disagreements With Accountants
  on Accounting and Financial Disclosure                                27
Legal Proceedings                                                       28
Interest of Named Experts and Counsel                                   28
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities                                        28

                                     PART I

                      INFORMATION REQUIRED IN A PROSPECTUS




     WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                        SUBJECT TO COMPLETION September 12, 2006


                                   PROSPECTUS


                            PROTON LABORATORIES, INC.
                        1135 Atlantic Avenue, Suite 101
                                Alameda, CA 94501
                              voice: (510) 865-6412
                              fax: (510) 865-9385

                        5,846,250 Shares of Common Stock

     This prospectus relates to the sale of up to 5,846,250 shares of our common stock by Selling Stockholders. We will not receive proceeds from the sale of our shares by the Selling Stockholders.

     Our common stock is traded on the OTCBB under the trading symbol "PLBI."


     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is ______________ ___, 2006

                              AVAILABLE INFORMATION

     We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). In addition, we will furnish stockholders with annual reports containing audited financial statements certified by our independent accountants and interim reports containing unaudited financial information as it may be necessary or desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to: Edward Alexander, Chief Executive Officer, Proton Laboratories, Inc., 1135 Atlantic Avenue, Suite 101, Alameda, CA 94501, voice: (510) 865-6412, fax: (510) 865-9385. Our Web site is
www.protonlabs.com.

     We have filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, that may be inspected without charge at the public reference room maintained by the Commission at 100 F Street N.E., Washington , D.C. 20549, tel. 1-800-SEC-0330, , or through SEC's e-mail address: publicinfo@sec.gov. Copies of such material may also be obtained from the Public Reference Section of the Commission at 100 F Street N.E., Washington , D.C. 20549, at prescribed rates.

     The Web site of the Commission is www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Visitors to the Commission's Web site may access such information by searching the EDGAR database.

                               PROSPECTUS SUMMARY


THE OFFERING


Outstanding
Common Stock            20,939,454 shares of common stock as of September 6,
Before This             2006.
Offering

Common Stock            Up to 5,846,250 shares of common stock all of which are
Offered by              currently outstanding.
Selling
Stockholders

Outstanding             20,939,454 shares if all offered shares are sold.
Common Stock
After This
Offering
744
Offering Price          Determined at the time of sale by the Selling
Stockholders.

Proceeds We will not receive proceeds from the sale of our shares by the Selling Stockholders.

Risk Factors            The securities offered hereby involve a high degree of
                        risk. See "Risk Factors."

                                  RISK FACTORS

     You should carefully consider the following risk factors before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements.


OUR STOCK PRICE IS HIGHLY VOLATILE AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

     The trading prices of our common stock have fluctuated in the past and may fluctuate in response to a number of events and factors, such as:

     -    quarterly variations in our operating results;

     - new products, services, innovations, and strategic developments by our competitors , or business combinations and investments by our competitors;

     - changes in our capital structure, including issuance of additional debt or equity to the public;

     -    certain analyst reports, news and speculation.

OUR PAST LOSSES RAISE DOUBTS ABOUT OUR ABILITY TO OPERATE PROFITABLY OR CONTINUE AS A GOING CONCERN.

     We have experienced substantial operating losses. For the year ended December 31, 2005, we had a net loss of $981,674. For the six months ended June 30, 2006, we had a net loss of $270,540. Our stockholders deficit as of December 31, 2005 was $758,547. Our stockholders deficit at June 30, 2006 was $549,276. We expect to incur significant operating losses until product sales increase. We will also need to raise sufficient funds to finance our activities. We may not be able to achieve or sustain profitability. Our independent auditors made a going concern qualification in their report dated March 29, 2006, which raises substantial doubt about our ability to continue as a going concern. These factors raise substantial doubt about our ability to continue as a going concern.

WE MUST RAISE CAPITAL TO BE SUCCESSFUL

     We will require additional funds to conduct our operations. We may not be able to raise funds. To raise additional capital, we may sell additional equity securities, or accept debt financing or obtaining financing through a bank or other entity. There is no limit as to the amount of debt we may incur. Additional financing may not be available to us or may not be available on terms additional stock, there may be a significant dilution in the value of our outstanding common stock.


LACK OF INDUSTRIAL AND CONSUMER ACCEPTANCE OF FUNCTIONAL WATER WOULD IMPAIR OUR BUSINESS.

     We sell equipment that makes functional water. The current market for industrial and consumer functional water equipment is small in the USA. We must increase market acceptance of functional water in order to be successful. We do not know if the products we sell will receive market acceptance at a level that would allow us to operate profitably.

IF WE DO NOT KEEP PACE WITH OUR COMPETITORS AND WITH TECHNOLOGICAL AND MARKET CHANGES, OUR PRODUCTS MAY BECOME OBSOLETE AND OUR BUSINESS MAY SUFFER.

     The market for our products is competitive and could be subject to rapid technological changes. We believe that there are potentially many competitive approaches being pursued, including some by private companies for which information is difficult to obtain. Many of our competitors have significantly greater resources, more product candidates and have developed product candidates and processes that directly compete with our products. Our competitors may have developed, or could in the future develop, new technologies that compete with our products or even render our products obsolete. To the extent that others develop new technologies that address the applications for functional water, our business will suffer.

THE SHARES AVAILABLE FOR SALE BY THE SELLING STOCKHOLDERS COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     A total of 5,846,250 shares of our common stock are being registered for Resale. The market price of our common stock could drop if a substantial amount of these shares are sold in the public market. A drop in the market price will reduce the value of your investment.

SELLING STOCKHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME WHICH COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     After effectiveness of this prospectus, the Selling Stockholders may offer and sell their shares at a price and time determined by them. The timing of sales and the price at which the shares are sold by the Selling Stockholders could have an adverse effect upon the public for our common stock.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FUTURE, A PURCHASER OF OUR STOCK WILL ONLY REALIZE A GAIN ON HIS INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

     We have never paid, and do not intend, to pay any cash dividends on our common stock. Therefore an investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

BECAUSE SHARES OF OUR COMMON STOCK WILL MOST LIKELY CONTINUE TO TRADE UNDER $5.00 PER SHARE, THE APPLICATION OF THE PENNY STOCK REGULATION COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY AFFECT THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES.

     Our securities may be considered a penny stock. Penny stocks generally are securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent by the broker-dealer disclosing recent price information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the public market, if any.

EDWARD ALEXANDER OWNS 40.0% OF OUR COMMON STOCK AND HE CONTROLS US.

     Edward Alexander is our CEO. Mr. Alexander has the ability to control substantially all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation, takeover or other business combination involving us, and to control our management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control in an acquisition or takeover.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS.

     The State of Washington law, our Article of Incorporation and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors. The cost of indemnification could be high.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EQUITY LINE OF CREDIT

     Effective November 28, 2005, we entered into an Investment Agreement, which is an equity line of credit ("ELOC"), with Dutchess Private Equities Fund, LP ("Dutchess"). At such time as when, if and as we draw down on the ELOC, Dutchess will sell shares of our common stock into the market. Such selling could cause our stock price to go down.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus, including, without limitation, statements containing the words "believes," "anticipates," "expects," and other words of similar import, are "forward-looking statements." Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements. In addition to the forward-looking statements contained in this prospectus, the following forward-looking factors could cause our future results to differ materially from our forward-looking statements: market acceptance of our products and our functional water technology, competition, funding and government compliance.

                                USE OF PROCEEDS

     We will not receive proceeds from the sale of our shares by the Selling Stockholders.

     We will pay for the cost of registering the shares of common stock in this offering. We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.


                            DESCRIPTION OF BUSINESS


INTRODUCTION

     Our executive offices are located at: Proton Laboratories, Inc., 1135 Atlantic Avenue, Suite 101, Alameda, CA 94501, tel. (510) 865-6412, fax: (510) 865-9385. Our Web site is www.protonlabs.com.

     Our growth is dependent on attaining profit from our operations and our raising capital through the sale of stock or debt. There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

     Our stock is traded on the OTCBB. Our trading symbol is "PLBI."

     Our functional currency is the U.S. dollar.

Recent Events

     In 2006, we raised approximately $900,000 from investors. We are using these funds for the following purposes:


A.   Design, assembly and sales of a proprietary residential counter-top unit
     ------------------------------------------------------------------------
     which produces an enhanced drinking water through electrolysis. Our device
     --------------------------------------------------------------
     will have a filtration system coupled to an electrolysis process which effectively filters the tap water while restructuring the properties of water to make it: (i) have greater mineral effectiveness; (ii) be tastier than tap water; and, (iii) be more hydrating than tap water. We anticipate that this product line will be ready for marketing in 2007.

B.   Design, assembly, validation and sales of a proprietary anti-microbial
     ----------------------------------------------------------------------
     spray. We have identified a form of electrolyzed water that may be an
     ---------------------------------------------------------------------
     effective anti-microbial agent. One of our proprietary aspects of this
     ------------------------------
     product may be the stabilization of the electrolyzed water thereby allowing for an extended shelf life compared to other forms of electrolyzed water. This product is being readied for testing by a third party testing lab to establish the efficacies of its anti-microbial effect on MRSA, HBV, HIV and Avian Flu. The objective of our anti-microbial spray is to be able to control and eliminate these four microbial strains on a hard surface or on a topical surface. We anticipate introducing this product to ambulance services as a non-chemical based, user friendly product for which these microbes do not have an immunity. We anticipate that this product line will be ready for marketing in 2007.

C.   Design and assembly of 3 proprietary commercial-grade electrolysis systems
     --------------------------------------------------------------------------
     based on a standard platform. There are many industrial uses for water
     ----------------------------
     electrolysis systems. Our 3 system designs based on a standard platform which minimizes the need for different components for different applications. The standard platform will provide ease of assembly, ease of use, durability and cost effectiveness. We anticipate that this product line will be ready for marketing in 2007.

D. The use of the wine enhancement through the use of our equipment being integrated into an existing wine production line to achieve:

     1.     A jumpstart to the wine aging process.

     2.     The control of the wine aging process.

     3.   The termination of the wine aging process.

     4. The ability to circumvent the use of a particular wine process ingredient.

     5. The ability to bring a specific component of wine to the forefront of taste.

     6. The ability to tone down a specific component of wine so as to reduce its taste.

     7. The ability to control the classification (rating) of a wine product based on a desired combination of several features of the wine.


OUR BUSINESS--THE BACKGROUND OF FUNCTIONAL WATER

     Our business is the marketing of residential and commercial "functional water systems." "Functional water" is water that has been processed through an electrolytic ion separation process or electrolysis process and has a wide array of functional properties due to its unique characteristics. Our functional water systems restructure tap water into one type of water that is alkaline in concentration and one type of water that is acidic in concentration. We believe that the functional water systems that we market will have applications in a large variety of industries, such as corporate agriculture, organic agriculture, food processing, medicine and dentistry, dermatology, heavy industry, mining, environmental clean-up, product formulations and beverages.

     We are an exclusive importer and master distributor of functional water systems that are manufactured by Matsushita Electric Corporation of America. We utilize functional water intellectual property under licensing agreements. We supply consumer products related to functional water. We consult on projects utilizing functional water. We facilitate knowledge about functional water between the manufacturer and industry, and we act as educators about the benefits of functional water. We are a provider of systems that produce functional water, also called "electrolyzed water" or "functional electrolyzed water." Functional water is water that has been restructured through the process of electrolysis. Electrolysis forces a separation to occur in the electrolytes that are present in the water molecules. Through the process of creating functional water, regular tap water can be restructured into two separate types of water. For instance, tap water can be restructured into one type of water that is alkaline in concentration and one type of water that is acidic in concentration.

     We believe that water with these unique functional properties is desirable for a number of reasons. Water with smaller clusters of molecules has a lower surface tension. With a lower surface tension, water may have improved hydrating, permeating and solubility properties. These properties may enhance the overall functional effectiveness of water. The separation of the alkaline and acidic properties found in water provides the water with functional abilities. For example, functional acidic water has disinfecting abilities to meet a wide array of disinfecting requirements in food processing procedures. Functional alkaline water makes an excellent drinking water due to improved hydration.

OUR BUSINESS--SYSTEMS AND MARKETS

     We market functional water systems to the residential and commercial markets. For the residential market, we market functional water systems that are used to produce a health-beneficial, alkaline-concentrated drinking water. For the commercial market, we market commercial-grade functional water systems that are used in applications ranging from food preparation to hospital disinfection. Our goal is to take our functional water technology and market it throughout North America.

     Our business model envisions us as: a supplier of technology for functional water applications; a supplier of hardware for functional water systems; a provider of intellectual property for functional water systems under licensing agreements; a supplier of consumer functional water products; consultants to industries requiring functional water; facilitators between Japanese functional water manufacturers and industrial users in the U.S.A.; and educators of academia, government and industry on the benefits of functional water.

     We have done preliminary field testing in the wine industry with respect to the control of mildew on wine grapes in vineyards. Mildew on wine grapes is a serious grapevine fungal disease. The tendency for mildew to grow on wine grapes occurs, for example, in areas of Napa Valley where foggy conditions prevail. If mildew is found on the wine grapes, then spraying with dusty sulfur is done. Spraying with dusty sulfur will generally eliminate and control the mildew on grapes. If this fungus is ignored, the wine grapes may spoil. However, the long-term effects of sulfur exposure is unknown. The use of low pH functional water may remove mildew.

     We have done preliminary field testing in the potato growing industry with respect to potato maintenance during storage. Our preliminary review of this use of functional water indicates better potato maintenance during storage. We plan to continue this preliminary test using an automated functional water sprayer.

     We have done preliminary testing in the mining and refining industry with respect to the effect of the use of functional water on heap leaching and refining of precious metals.

     We obtained, through a sublicense from Edward Alexander at no cost to us, the North American rights to manufacture and distribute an electrolyzed water-based antioxidant dietary supplement developed by MIZ Corporation, a Japanese company specializing in advanced uses of electrolyzed water. We plan to sell this product to the fitness, sports and wellness markets.

     We have been developing a proprietary process allowing for electrolysis to be applied to wine. The primary objective for this application is to allow for a wine maker to have direct control over the aging process of wine such that it allows a wine maker to shorten, complement or, if desired, bypass the wine aging process. The test results that were achieved showed promise in creating the "optimal" wine through a controlled process which provides a smooth texture to the wine along with an enhancement to the various active properties of the wine.

     We plan to file an FDA application for our hand disinfectant system and our surface disinfectant system.

     In February 2005, MIZ Company, a Japanese company that owns four U.S. patents whose subject matter is the electrolysis of water, assigned a 50% ownership interest in those four patents to Mr. Alexander in consideration of consulting services provided to MIZ Company by Mr. Alexander. Mr. Alexander has agreed to allow us to exploit the four patents on a royalty-free basis. Since MIZ Company and Mr. Alexander each has an ownership interest in the four patents, either Mr. Alexander or the Japanese company could grant licenses to others to use the four patents, and the Japanese company could exploit the four patents by itself.


     We have engaged Innovative Design and Technology to assist us in the design and engineering of three sizes of industrial electrolysis systems based on a single platform. The advantage of designing these three systems utilizing a single platform is the cost efficiencies in assembly and maintenance, and the capacity to provide the industrial market with electrolysis systems that will be suitable for a wide range of industrial applications. We expect one each of these three systems to be ready for industrial sales in December 2006.

     We are currently preparing an anti-microbial spray for testing at an
independent testing laboratory.   The testing will determine the effectiveness
of the anti-microbial spray in the elimination of germs. We believe that ninety days after the testing is completed, we will be in a position to manufacture the anti-microbial spray product.

     We are identifying suppliers who can provide components and tools for the manufacture of our proprietary residential water-enhancing small appliance. The residential system utilizes an advanced form of electrolysis to enhance the beneficial properties of electrolytes found in tap water. This small appliance will allow for the consumer to create an enhanced drink, similar to bottled water, using our contemporary, kitchen counter-top, small appliance. We expect these consumer appliances to be ready for retail sales in January 2007.


OUR BUSINESS--SCIENCE

     "Functional water" is a term that has been assigned to a new category of water. Functional water has a wide array of functional properties due to its unique characteristics. We believe the uses for this type of water are far reaching, since we are identifying new applications and uses for functional water on an ongoing basis. Functional water systems are capable of producing the following types of functional water:

     Ionic-Structured Water. Ionic-structured water is electrolyzed drinking water that is alkaline-concentrated and utilizes smaller molecular clusters than regular water for improved hydration and solubility. Ionic structured water is smooth to the palate.

     Electro-Structured Water. Electro-structured water is water that is anti-microbial in nature and may be effective against virus, bacteria, fungus, mildew and spores. This water may have a wide array of disinfectant uses.

     Derma-Structured Water. Derma-structured water is electrolyzed low pH water that has astringent and disinfecting properties and may have a wide array of cosmetic, dermatological and post-plastic surgery applications that may minimize infections and scarring and expedite healing.

FUNCTIONAL WATER RESEARCH IN ACADEMIA

     The process to produce functional water was developed by Scottish inventor Michael Faraday in Boston, Massachusetts in 1834. In 1929, the value of electrolytic water separation to produce water with functional properties was realized in Japan. Japanese researchers have since taken this process, created a wide array of functional waters and have introduced this technology to food processing, hospital disinfection, wound care, agriculture, organic agriculture and food safety in Japan. During recent years, functional water applications have been studied by universities in the U.S.A. and Canada. For example, in a University of Georgia study published in the Journal of Food Protection in 1999 entitled "Inactivation of Escherichia coli O157:H7 and Listeria monocytogenes on Plastic Kitchen Cutting Boards by Electrolyzed Oxidizing Water," the immersion of plastic kitchen cutting boards in electrolyzed oxidizing water was found to be an effective method for inactivating food-borne pathogens such as E. coli. Other studies at the University of Georgia have looked at the efficacy of electrolyzed oxidizing water for inactivating E. coli, Salmonella and Listeria and have determined that such water may be a useful disinfectant. A University of Georgia study entitled "Antimicrobial effect of electrolyzed water for inactivating Campylobacter jejuni during poultry washing" demonstrated that electrolyzed water is not only effective in reducing the populations of C. jejuni on chicken, but also may be effective in the prevention of cross-contamination of processing environments.

OUR BUSINESS--FUNCTIONAL WATER SYSTEMS

     Residential Systems. The residential countertop, functional water systems produce water that scientists believe contains more wellness and health-beneficial properties than regular tap water (see, "Electrolyzed-Reduced Water Scavenges Active Oxygen Species and Protects DNA from Oxidative Damage," Biochemical and Biophysical Research Communications, Vol. 234, No. 1, pp. 269-274 (1997); and, Hanaoka, K., "Antioxidant Effects Of Reduced Water Produced By Electrolysis Of Sodium Chloride Solutions," 31 Journal of Applied Electrochemistry 1307-1313 (2001)). Generally, the residential countertop system sits next to the kitchen faucet, and through the use of a diverter, allows tap water to be routed through the system. The water is then processed through a charcoal filter where chlorine and sediments are removed. The filtered water then proceeds to the electrolysis chamber that is made up of electrodes and membranes. A positive and negative electrical charge is passed through the electrodes. The minerals that are found in the filtered water are attracted to opposite electrodes. For example, the alkaline minerals (minerals with positive(+) properties that include calcium, magnesium, sodium, manganese, iron and potassium) are attracted to the negatively charged (-) electrode. The acidic minerals (minerals with negative (-) properties include nitric acid, sulfuric acid and chlorine) are attracted to the positively-charged (+) electrode. Through this mineral separation process, two separate types of water are formed, which are water with alkaline-concentrated minerals, and water with acidic-concentrated minerals. Each type of water is held in a separate chamber in the residential countertop system. The alkaline-concentrated water may be consumed for drinking and cooking purposes, while the acidic-concentrated water may be used in a topical, astringent medium.

     Commercial Systems. We are in preparation to market commercial functional water systems to the food processing, medical and agricultural industries. The system for the food processing industry includes: (1) a hand disinfectant system for proper hand washing, and (2) an anti-microbial water production system for general sterilization and disinfectant needs. We also intend to market similar systems to the medical industry. For the agricultural industry, we intend to sell functional water systems to organic food growers who desire to use functional water to replace the use of pesticides, fungicides, herbicides and chemical fertilizers. Our commercial functional water systems produce approximately one gallon per minute of electrolyzed alkaline and acidic waters. For the food processing industry, the alkaline water may be used as an effective medium for removing pesticides from agricultural products, while the acidic water may be used as anti-microbial water. For the hospital industry, the alkaline water may be used as an effective medium in removing protein buildup from surfaces, while the acidic water may be used as anti-microbial water. For the organic agricultural industry, the alkaline water may be used for plant growth and as a solid nutrient, while the acidic water may be used as a substitute for fungicides, pesticides, herbicides and sporicides.

OUR BUSINESS--MARKETING STRATEGY

     Our objectives are:

     - To create a revenue stream through our marketing of residential systems. These sales may be made through independent distributors, network marketing, infomercials, mail order, retail sales and direct sales generated through word-of-mouth referrals.

     - To create a revenue stream through the sale of disinfectant systems to the food processing industry.

     - To create a revenue stream through licensing agreements based upon a wide array of applications for functional water that will be targeted to specific industries. For example, electrolyzed water may be used in the beverage industry to extract flavors from their natural sources, such as extracting tea from tea leaves for use in bottled iced tea. Electrolyzed water may also be used in the formulation of nutraceutical-type dietary supplement products in the health-food and dietary supplement industries. Electrolyzed water may also be used for wine grape mildew treatment, wine aging control and potato maintenance treatment.

     To continue the development of functional water applications for industries that are currently dependent upon chemicals as a processing medium. In addition to the food processing, medical and agricultural markets, we intend to develop market-driven applications for functional water, provide the science to these applications, publish the developments in scientific and industrial circulars and perform consulting functions to industries that can benefit from functional water. We intend to hire engineers from Japan to design, engineer and assemble prototypes of functional water systems that are built for specific industrial needs. We believe that by performing these functions ourselves, we will have all of the necessary tools to become a leading provider of functional water technology.

OUR BUSINESS--GOVERNMENT REGULATIONS

     Our functional water systems are, or may be, subject to regulation by a variety of federal, state and local agencies, including the Consumer Product Safety Commission (CPSC") and the Food and Drug Administration ("FDA").

     Our hand disinfectant functional water system may be subject to pre-market approval by the FDA under Title 21 of the Code of Federal Regulations. We would expect such an approval process to take approximately 90 days after filing with the FDA, although there is no assurance that we will be able to obtain pre-market approval from the FDA. We have not made any applications to the FDA yet. We have engaged the consulting services of Environ Health Associates Inc. to assist us with our FDA application for the hand disinfectant. We anticipate filing the FDA application in the near future. Environ Health Associates Inc. is familiar with a modern food safety procedure known as Hazard Analysis and Critical Control Point ("HACCP"). HACCP is a food safety procedure that focuses on identifying and preventing hazards that could cause food-borne illnesses. We believe that complying with the HACCP procedure may assist us in getting FDA approval, since the FDA generally encourages retailers to apply HACCP-based food safety principles, along with other recommended practices.

     At such time as we may obtain FDA approval for the hand disinfectant, we then would request that the system be tested by Underwriter's Laboratories and the National Sanitation Foundation.

OUR BUSINESS--MARKETING AND DISTRIBUTION

     We intend to develop systems for the following markets:

     - Hand disinfection for the food processing, fast food, medical, dental, personal care and general health care industries.

     -    Residential, countertop drinking water electrolysis systems.

     - Commercial functional water systems, such as metal mining and refining, wine grape mildew treatment, wine aging control, potato maintenance treatment, and the formulation of dietary supplement products.

     Hand Disinfection. After we obtain FDA approvals for the hand disinfection system, we plan to introduce the device and what we believe to be its operational simplicity, user-friendliness, high efficacy and affordability, through industrial circulars where hand disinfection is of a primary concern. We also intend to arrange with a leasing company to lease the hand disinfectant system to the fast food industry. A large part of our marketing efforts will be directed to educating our target markets about functional water. We plan to write and publish articles through industrial media, disinfection forums, trade shows and documentary-type films that may be aired through mass media introducing a new and novel method for hand disinfection. We intend to handle all inquiries through a toll-free number.

     We plan to hire a public relations company that provides the news media with documentary videos for the purpose of educating the public on the technology, processes and applications that we market. The videos will cover the following subjects:

     -    The use of functional electrolyzed water for food safety.

     - The use of functional electrolyzed water for effective disinfection in hospitals and clinical settings.

     - The use of functional electrolyzed water for agriculture and organic agriculture.

     -    The use of functional electrolyzed water as a wellness medium.

     Residential Countertop Units. The first step towards the marketing and distribution of residential countertop units is to develop a national product distribution program through network marketing, mail order catalogs sales, infomercials, independent distributor channels and word of mouth sales. Since we understand that the demographics in these sales channels is predominately composed of females in the age groups of 35-60, we intend to concentrate on this market segment. The second step in the marketing and distribution of residential countertop units is to introduce a simplified, lower price-point system that will be introduced through retail outlets under a series of private labels.

     Commercial Functional Water Systems. In addition to marketing the residential countertop systems, we plan to develop marketing plans for commercial systems. We may enter into agreements with companies to act as distributors of our functional water systems. We may also grant exclusive rights to companies to use our systems in specific industries for specific applications in exchange for royalties.

     We presently have 12 product distributors.

OUR BUSINESS--COMPETITION

     Our competitors include several entry-level importers of systems from Japan and Korea. We believe that we have several distinctive advantages over entry-level distributors:

     We and our consultants, who are scientists, business people and advisers, are individuals who have helped pioneer the understanding, documentation, representation and structuring of the technology and its relevance to the U.S.A. during the past nine-year period through various companies and organizations. These consultants are the leaders in the U.S.A. in the knowledge and representation of functional water.

     We have been able to create a strong platform of specialists to advance functional water technology in the U.S.A., which would be difficult for others to replicate due to our high level of focused commitment and dedication.

     We have close working relationships with our Japanese counterparts which have been developed and nurtured over the past ten-year period. These members are highly respected within the Japanese electrolysis community and attend annual conferences as invited speakers.

     We have excellent working relationships with the Japanese manufacturers and we are often relied upon to provide international perspectives to be used in the refinement of their scientific, design and engineering thought processes to create products that will be accepted on a global basis.

     With our knowledge, experience and foresight into the electrolyzed water industry, we are well-positioned to branch out on our own without reliance on Japanese manufacturing, if necessary.

     We have strategically positioned ourselves as the "go to" organization for technology, hardware and informational support for the public.

     Although the majority of competitors are small resellers, the one significant competitor that we have is named Hoshizaki U.S.A., which is an established U.S.A.-based Japanese company that has a substantial market presence in refrigeration and icemakers. We expect that we may face additional competition from new market entrants and current competitors as they expand their business models, but we do not believe that any real strong competitors are imminent for the foreseeable 3 to 4 year period, other than Hoshizaki U.S.A.

     To be competitive, we must assemble a strategic marketing and sales infrastructure. Our success will be dependent on our ability to become a formidable marketing and sales entity based upon the technology we have and our ability to aggressively introduce this technology and its far-reaching benefits through documentary videos and other methods of public relations.

EMPLOYEES

     We currently have 3 full-time employees all of whom are in management positions. None of our employees is subject to a collective bargaining agreement. We believe that our employee relations are good.

OTHER DEVELOPMENTS

     Our independent auditors made a going concern qualification in their report dated March 29, 2006, which raises substantial doubt about our ability to continue as a going concern.

     Effective November 28, 2005, we entered into an Investment Agreement, which is an equity line of credit ("ELOC"), with Dutchess Private Equities Fund, LP ("Dutchess"). The maximum amount of money that the ELOC may provide to us over a 36 month period ending January 2009, is $10,000,000. We may periodically deliver new issue registered shares of our common stock to Dutchess who then delivers cash to us based on a fluctuating price per share of our common stock. We are not obligated to request the entire $10,000,000. Since draw downs on the equity line of credit can occur at a maximum rate of one draw down per week for $100,000 (or other amount using an alternative calculation [which may be higher or lower than $100,000], each week that we do not make a draw down raises the possibility that over the life of the ELOC, we may not receive the entire $10 million. The actual aggregate number of shares that we may issue pursuant to the Investment Agreement is not determinable as it is based on the market price of our common stock from time to time and how much funding we desire from time to time. We have previously registered and reserved 50 million shares for this transaction. We have not made any draw downs on the equity line of credit as of September 11, 2006. We can commence drawing down against the ELOC at our discretion.


                            DESCRIPTION OF PROPERTY


     We lease approximately 4,000 square feet of office and storage space located at 1135 Atlantic Avenue, Suite 101, Alameda, CA 94501, for a lease payment of approximately $6,000 per month. Under this lease, we are required to pay a percentage of the property taxes, insurance and maintenance. The lease expires in June 2007. We believe this space is adequate for our current needs, and that additional space is available to us at a reasonable cost, if needed.


                              FINANCIAL INFORMATION

     Our financial statements begin on page F-1.


                      Management's Discussion and Analysis

FORWARD-LOOKING STATEMENT

     Certain statements contained herein, including, without limitation, statements containing the words, "believes," "anticipates," "expects," and other words of similar meaning, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. In addition to the forward-looking statements contained herein, the following forward-looking factors could cause our future results to differ materially our forward-looking statements: competition, funding, government compliance and market acceptance of our products.

INTRODUCTION

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and the accompanying notes thereto for the year ended December 31, 2005, and our unaudited financial statements for the quarter ended June 30, 2006 and the accompanying notes thereto and the other financial information appearing elsewhere herein. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the USA, which contemplate our continuation as a going concern.

     We have incurred net losses of $981,674 in 2005 and $965,840 in 2004. We had a working capital deficit of $871,723 at December 31, 2005 and $273,400 at December 31, 2004. Loans from our president were required to fund operations.

     We incurred a net losses of $270,540 for the six months ended June 30, 2006. We had a working capital deficit of $678,207 at June 30, 2006, and a working capital deficit of $871,723 at December 31, 2005. Loans from our president were required to fund operations.

     We had a stockholders deficit of $549,276 at June 30, 2006.

     Loans from our CEO and our president have been necessary to fund our operations.

     Stockholder loans as of June 30, 2006 and December 31, 2005 consist of the following:

                                                                       JUNE 30,   DECEMBER
                                                                         2006     31, 2005
-------------------------------------------------------------------------------------------
Note payable to President; principal and interest due May 2006;
  interest is accrued at 30% per annum; secured by inventory           $       -  $ 168,500

Note payable to President; principal and interest due June 2006;
  interest is accrued at 7% per annum; unsecured                          20,000          -

Note payable to CEO and majority shareholder; principal and
  interest currently due; interest is accrued at 7% per annum;
  unsecured.                                                              84,000     84,000

Note payable to CEO and majority shareholder; principal and
  interest currently due; interest is accrued at 7% per annum;
  unsecured.                                                             125,000    125,000

Note payable to CEO and majority shareholder; principal and
  interest currently due; interest is accrued at 7% per annum;
  unsecured.                                                              40,000     40,000


Note payable to CEO and majority shareholder; principal and
  interest due September 2006; interest is accrued at 7% per annum;
  unsecured.                                                              13,000     13,000

Note payable to CEO and majority shareholder; principal and
  interest due September 2007; interest is accrued at 7% per annum;
  unsecured.                                                               8,642     14,142

Note payable to shareholder; principal and interest due January 2007;
  interest is accrued at 7% per annum; unsecured.                              -     40,000

Notes payable to President and CEO; principal and interest due
  March 2008; interest is accrued at 7% per annum; unsecured.                  -          -
-------------------------------------------------------------------------------------------

    TOTAL STOCKHOLDER LOANS                                              290,642    484,642

    Less: Current Portion                                                282,000    444,642
-------------------------------------------------------------------------------------------

    TOTAL STOCKHOLDER LOANS - LONG TERM                                $   8,642  $  40,000
-------------------------------------------------------------------------------------------

     During the six months ended June 30, 2006, two shareholders advanced the Company $73,852. The Company made payments on these shareholder notes totaling $267,852 during the six months ended June 30, 2006.

     At June 30, 2006, the Company had accrued interest relating to shareholder loans of $129,913.

     During the six months ended June 30, 2006, the Company accrued $30,000 as salaries payable to the company's CEO, resulting in $185,987 of salaries payable at June 30, 2006.

     Our independent auditors made a going concern qualification in their report dated March 29, 2006, which raises substantial doubt about our ability to continue as a going concern. The financial statements herein do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

     We are located in Alameda, California. We are a biotechnology company that develops new, practical applications for electrolyzed water and the electrolysis process. Our processes and equipment alters the properties of water through electrolysis with electrolytic ion separation and through the conversion of existing properties found in water to achieve functional results. Our business consists of the sales and marketing of the industrial, environmental and residential systems throughout the U.S.A. which alter the properties of water to produce functional water. We act as an exclusive importer and master distributor of these products to various companies in which uses for the product range from food processing to retail water sales. We are working towards raising funds to expand our marketing and revenues. We have spent considerable time negotiating with several overseas corporations for the co-development of enhanced antioxidant beverages for distribution into the overseas markets. In addition, we are working with Canadian businesses to identify markets for various disinfection applications of functional water, pending government approval. We are working on agricultural applications of functional water. We are working on packaging for a spray-on application of function water for pathogen counter-measures.

     We formulate intellectual properties under licensing agreements, supply consumer products, consult on projects utilizing functional water, facilitate usage, uses and users of functional water between manufacturer and industry and act as educators on the benefits of functional water. Our business has been focused on marketing functional water equipment and systems. Alkaline-concentrated functional water may have health-beneficial properties and may be used for drinking and cooking purposes. Acidic-concentrated functional water may be used as a topical, astringent medium.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. These estimates and assumptions provide a basis for us to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions, and these differences may be material.

     We recognize revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable and; (iv) collectibility is reasonably probable. Our revenues are derived from sales of our industrial, environmental and residential systems which alter the properties of water to produce functional water. We believe that this critical accounting policy affects our more significant judgments and estimates used in the preparation of our consolidated financial statements.

     Our fiscal year end is December 31.

     We have a joint research and development program with Weber Farms located in Washington State. Weber Farms is family-owned with a long history of raising and marketing quality potatoes, wheat and corn. In 1979, Weber Farms built a fresh pack potato warehouse to ensure better quality and more oversight of the marketing of open potatoes both to domestic and foreign markets. In 1997, a state-of- the-art potato storage facility capable of storing 50,000 tons was built. End uses of Weber Farm potatoes are generally in the areas of boxed and bagged potatoes for retail stores, hash browns, French fries and other retail-type products. We will work together in various areas where Proton's electrolyzed water, with its unique efficacies, can be integrated into potato production and post-harvesting processes. Understanding that Proton's water brings about certain potato maintenance efficacies, environmental and worker safety, on-site production abilities and cost efficiencies, both parties are looking forward to a mutually rewarding relationship.

     We recently hired Hiroshi Tanaka as its VP of Technology. Mr. Tanaka specializes in the field of industrial and consumer uses of electrolyzed water. He is not an executive officer.

RESULTS OF OPERATIONS-YEARS ENDED DECEMBER 31, 2005 AND 2004.

     We had revenue of $328,200 for the year ended December 31, 2005 Compared to revenue of $379,989 for the year ended December 31, 2004. This was a decrease of 13%.

     We had a net loss $981,674 for the year ended December 31, 2005 compared to a net loss of $965,840 for the year ended December 31, 2005. This increase in net loss was due primarily to an increase in interest cost.

     Cash used by operating activities was $250,646 for the year ended December 31, 2005 compared to cash used by operating activities of $323,722 for the year ended December 31, 2004. This decrease in cash used by operating activities was due primarily to a decrease in cost of stock issued as compensation.


RESULTS OF OPERATIONS-SIX MONTHS ENDED JUNE 30, 2006 AND 2005.

     We had revenue of $84,561 for the six months ended June 30, 2006 compared to revenue of $157,710 for the for the six months ended June 30, 2005. This was a revenue decrease of $73,149 attributable to management efforts being directed at fundraising and product development.

     We incurred a net loss of $270,540 for the six months ended June 30, 2006 and a net loss of $695,251 for the six months ended June 30, 2005.

     Cash used by operating activities was $180,073 for the for the six months ended June 30, 2006 compared to cash used by operating activities of $157,503 for the six months ended June 30, 2005.

LIQUIDITY

     At June 30, 2006, we had cash on hand of $29,270. Our growth is dependent on our attaining profit from our operations and our raising of additional capital either through the sale of stock or borrowing. There is no assurance that we will be able to raise any equity financing or sell any of our products to generate a profit.

     At June 30, 2006, we owed stockholder loans of $290,642.

     In June 2005, we entered into an agreement with Mitachi, a Japanese electronics component manufacturer, to aid in the production of enhanced drinking water generators. Pursuant to this agreement, Mitachi agreed to pay us

25,000,000 Yen for engineering design, molding, tooling and preparation costs, and the exclusive product distribution rights for China, Taiwan, and Japan. Through June 30, 2006, Mitachi had paid to us an aggregate of6,000,000 Yen (US $52,506in connection with this agreement. Since the project is not yet completed and no units have been sold, this amount is classified as deferred revenue.

     We sometimes issue stock for in-kind payments of compensation to consultants. Subsequently, in July 2006, we issued an aggregate of 1,851,250 shares of common stock to five consultants as payment in-kind for services rendered.

     In 2006, we raised approximately $900,000 from investors.

FUTURE CAPITAL REQUIREMENTS

     Our growth is dependent on attaining profit from our operations, or our raising additional capital either through the sale of stock or borrowing. There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

     Our future capital requirements will depend upon many factors, including:

     -    The cost to acquire equipment that we then would resell.

     -    The cost of sales and marketing.

     -    The rate at which we expand our operations.

     -    The results of our consulting business.

     -    The response of competitors.


ITEM 3.     CONTROLS AND PROCEDURES.


     (a) Evaluation of disclosure controls and procedures. Our principal executive and financial officer evaluated our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this quarterly report. Based on this evaluation, our principal executive officer and principal financial officer concluded that these disclosure controls and procedures are effective and designed to ensure that the information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the requisite time periods.

     In connection with its review of the Company's consolidated financial statements for the three and six months ended June 30, 2006, Hansen, Barnett & Maxwell ("HB&M"), the Company's registered public accounting firm, advised the Audit Committee and management of internal control matters with respect to certain financial reporting controls that they considered to be a material weakness, which is described below. A material weakness is a control deficiency, or a combination of control deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weakness identified at June 30, 2006 was as follows:

     A material weakness existed in our control environment relating to inadequate staffing of our technical accounting function, including a lack of sufficient personnel with skills, training and familiarity with certain complex technical accounting pronouncements that have or may affect our financial statements and disclosures.

The Company considered these matters in connection with the quarterly closing process and the preparation of the June 30, 2006 consolidated financial statements and determined that no prior period financial statements were materially affected by such matters. In response to the observations made by HB&M, the Company will implement certain enhancements to its internal controls, accounting staff and procedures, which it believes address the matters raised by Hansen, Barnett & Maxwell.

     (b) Changes in Internal Control Over Financial Reporting. There was no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended) identified in connection with the evaluation of our internal control performed during the quarter ended June 30, 2006 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES.

     Our stock is traded on the OTCBB under the trading symbol "PLBI." The following table sets forth the quarterly high and low bid price per share for our common stock. These bid and asked price quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual prices. Our fiscal year ends December 31.

COMMON STOCK PRICE RANGE

YEAR AND QUARTER         HIGH    LOW
--------------------------------------
2004:
First Quarter            $2.45  $0.60
Second Quarter           $2.30  $0.90
Third Quarter            $1.15  $0.30
Fourth Quarter           $2.90  $0.35

2005:

First Quarter            $1.55  $0.38
Second Quarter           $0.48  $0.32
Third Quarter            $0.40  $0.20
Fourth Quarter           $0.34  $0.14

2006:

First Quarter            $0.40  $0.20
Second Quarter           $0.61  $0.29
Third Quarter (through   $1.21  $0.60
September 5, 2006)

     On September 5, 2006, the closing price of our stock was $0.64.

     On September 5, 2006, we had outstanding 20,939,454 shares of common stock.

     On September 5, 2006, we had approximately 140 shareholders of record which includes shares held directly by shareholders and shares beneficially owned by shareholders who have deposited their shares into an account at a broker-dealer. Such deposited shares into a brokerage account are accumulated in a nominee account in the name of Cede, Inc. Cede, Inc. is the nominee account that most broker-dealers use to deposit shares held in the name of the broker-dealer. Cede, Inc. is counted as one record shareholder, even though it could represent many beneficial shareholders who have deposited their shares into an account at a broker-dealer.

     Our transfer agent is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251, tel. (480) 481 3940.

     We have not paid any cash dividends on our common stock and we do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. Payment of any cash dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the Board of Directors.

     We have outstanding 8,000 shares of Series A Preferred Stock. We have no outstanding options, warrants, convertible debt. Our Series A Preferred Stock pays dividends.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     We currently have no share available for issuance pursuant to any equity compensation plan.


     Directors, Executive Officers, Promoters and Control Persons


EXECUTIVE OFFICERS AND DIRECTORS

NAME                    AGE     POSITION
--------------------------------------------------------------------------------

Edward Alexander         54     Director, Chief Executive Officer,
                                Chief Financial Officer, and Secretary

Michael Fintan Ledwith   63     Director, Member of the Audit Committee

Gary Taylor              56     Director and President


     Edward Alexander has been our Chairman, a Director, Chief Executive Officer, Chief Financial Officer, and Secretary since 2002. He had been the owner and president of Proton Laboratories, LLC from January, 2001 until its merger with us. Proton Laboratories, LLC introduced an electrolytic water separation technology that has many uses in industry, product formulations and consumer products. From January 1997 to July 1998, Mr. Alexander served as owner and president of Advanced H2O, LLC. In July 1998, Mr. Alexander formed Advanced H2O, Inc. to specialize in bottled water production. Mr. Alexander continues to serve as a consultant to Advanced H2O, Inc. Prior to 1997, Mr. Alexander served as General Manager for Tomoe Incorporated and held various positions with various divisions of the U.S. Navy Resale System. In February 2002, the Securities and Exchange Commission accepted a settlement offer from Mr. Alexander and imposed a cease and desist order against Mr. Alexander from committing or causing any violation or future violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. This order was imposed in connection with a press release that Mr. Alexander was persuaded to release about Proton Laboratories, LLC by a business associate whom Mr. Alexander trusted at the time.

     Michael Ledwith has been our Director since 2002. He has been a member of the Audit Committee since June 2004. He has been semi-retired from daily business activities since 1998. He was Professor of Systematic Theology at the Pontifical University of Maynooth in Ireland from 1976 to 1994. He was later Dean of the Faculty, Head of Department and Editor of "The Irish Theological Quarterly." He was later appointed as a Consulting Editor of the renowned international review "Communio" and still serves in that capacity. He was appointed Vice-President of the University in 1980, re-appointed in 1983, and was appointed President in 1985. He served as Chairman of the Committee of Heads of the Irish Universities and was a Member of the Governing Bureau of the European University Presidents' Federation (CRE). He retired from his Professorship on September 30, 1996 and has since continued to pursue his interest in research, writing, and lecturing in the field of actualizing human potential. Since November 2001 he has been a partner in World of Star Stuff, which markets whole food products.

     In June, 2005, Gary Taylor was appointed as a Director and President. We granted 131,600 shares of common stock to Mr. Taylor in connection with this appointment. Since 1998, Mr. Taylor has been the CEO of The Moore Company which provides consulting for product distribution and third party logistical services.


COMMITTEES OF THE BOARD OF DIRECTORS

     We do not have any nominating, or compensation committees of the Board, or committees performing similar functions.

     In December 2003, our Board adopted our Audit Committee Charter (the "Charter") which established our Audit Committee. The Board of Directors has selected Michael Ledwith, our only independent Director, to be on the Audit Committee. Mr. Ledwith is not a financial expert. We have determined Mr. Ledwith's independence using the definition of independence set forth in NASD Rule 4200-(14). We have not yet been able to recruit an independent director who is also a financial expert.

     The primary purpose of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. The Audit Committee will meet privately with our Chief Accounting Officer and with our independent public accountants and evaluate the responses by the Chief Accounting Officer both to the facts presented and to the judgments made by our independent accountants. The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee's duties. The Purpose of the Audit Committee is to conduct continuing oversight of our financial affairs. The Audit Committee conducts an ongoing review of our financial reports and other financial information prior to filing them with the Securities and Exchange Commission, or otherwise providing them to the public. The Audit Committee also reviews our systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct. A majority of the members of the Audit Committee will be independent directors. The Audit Committee is objective, and reviews and assesses the work of our independent accountants and our internal audit department. The Audit Committee will review and discuss the matters required by SAS 61 and our audited financial statements with our management and our independent auditors. The Audit Committee will receive the written disclosures and the letter from our independent accountants required by Independence Standards Board No. 1, and the Audit Committee will discuss with the independent accountant the independent accountant's independence.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors did not hold meetings during the year ended December 31, 2005 but did act by consent on four occasions. There is no family relationship between or among any of our directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge, all persons required to file reports under Section 16(a) of the Exchange Act have done so in a timely manner.

CODE OF ETHICS

     We have a Code of Ethics that applies to our principal executive officer and our principal financial officer. We undertake to provide to any person, without charge, upon request, a copy of our Code of Ethics. You may request a copy of our Code of Ethics by mailing your written request to us. Your written request must contain the phrase "Request for a Copy of the Code of Ethics of Proton Laboratories, Inc." Our address is: Proton Laboratories, Inc., 1135 Atlantic Avenue, Suite 101, Alameda, CA 94501.

                             EXECUTIVE COMPENSATION

                             Executive Compensation

     The following table sets forth certain information as to our highest paid officers and directors. No other compensation was paid to any such officers or directors other than the compensation set forth below.

                      Annual Compensation              Long-Term Compensation
                                                               Awards                  Pay-Outs
                                                                    Securities
Name and                                                Other         Under-
All                                                   Restricted      lying
Principal                                Annual         Stock        Options       LTIP       Other
Position     Year    Salary   Bonus   Compensation     Award(s)        SARs      Payouts   Compensation
                        $       $           $             $             #           $
Edward     2005 (1)   60,000     -0-            -0-           -0-           -0-       -0-           -0-
Alexander  2004 (2)   62,400     -0-            -0-           -0-           -0-       -0-           -0-
CEO, CFO   2003 (3)   62,400     -0-            -0-           -0-           -0-       -0-           -0-

--------------------------------
(1) Mr. Alexander's services were valued at $60,000 which was recorded as accrued wages.

(2) Mr. Alexander received $2,400 as cash compensation. We determined that the value of his services was $62,400, of which $60,000 was recorded as accrued wages.

(3) Mr. Alexander received $2,400 as cash compensation. We determined that the value of his services was $62,400, of which $45,000 was recorded as additional paid-in capital and $15,000 was recorded as accrued wages.

OUTSTANDING STOCK OPTIONS

     We have not granted any options to purchase common stock and we do not have any outstanding options to purchase common stock.

COMPENSATION OF DIRECTORS

     Our directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors.

EMPLOYEE STOCK OPTION PLANS

     We do not have nay Stock and Stock Option Plan at this time.


NO EMPLOYMENT AGREEMENT

     We do not have any employment agreements with any employees.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     We currently have no shares available for issuance pursuant to any equity compensation plan.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                        AND RELATED STOCKHOLDER MATTERS.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     We currently have no shares available for issuance pursuant to any equity compensation plan.

The following table sets forth certain information concerning the number of shares of common stock owned beneficially as of September 5, 2006, by: (i) each person (including any group) known by us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) and our officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown. As of September 5, 2006, we had 20,939,454 shares of common stock outstanding.

Name                               Amount of Shares     Class of    Percentage
and Address                       Beneficially Owned   Securities    of Class
-------------------------------------------------------------------------------
Edward Alexander
1135 Atlantic Avenue, Suite 101
Alameda, CA 94501                          8,224,000  Common Stock        39.3%

Gary Taylor
333 S.E. 2ND AVE.
PORTLAND OR 97214                            156,400  Common Stock         0.7%

Michael Fintan Ledwith
6610 Churchill Rd. SE
Tenino, WA 98589                                 -0-  Common Stock         -0-%

Executive Officers
As A Group(4 Persons)                      8,380,400  Common Stock          40%

     We are not aware of any arrangements that could result in a change of control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     We have a policy that our business affairs will be conducted in all respects by standards applicable to publicly held corporations and that we will not enter into any future transactions and/or loans between us and our officers, directors and 5% shareholders unless the terms are: (a) no less favorable than could be obtained from independent third parties, and (b) will be approved by a majority of our independent and disinterested directors. In our view, all of the transactions described below meet this standard.

     In March 2005, we issued a note payable in the amount of $164,000. The lender is Gary Taylor who is our President. We have paid off this note. The note was originally due in May 2005 and had been extended through May 31, 2006 and is secured by inventory. The original terms of the loan provided for an interest payment of $28,500 or 106% per annum. When the note was extended in May 2005, the interest rate was amended to 30%. In October 2005, we obtained an additional $4,500 from the same lender under the same terms. At December 31, 2005, the outstanding balance of the note was $168,500 and $60,421 of interest had been accrued. In addition, we issued 47,500 shares of common stock as additional consideration for the loan which was recorded as a $27,075 loan cost and was amortized over the original term of the note. The lender is Gary Taylor who is our President. We have paid off this note.

     During the year ended December 31, 2004, Edward Alexander advanced to us the amount of $262,000 in cash. This advance accrues interest at the rate of 7% per annum and is due on various dates through September 2006. During the year ended December 31, 2005, we obtained an additional $54,192 from shareholders which is due through September 2007.

     At December 31, 2005, the aggregate balance we owe on loans from shareholders is $484,642. These loans accrue interest at rates between 7% and 30% per annum and are due on various dates through September 2007. At December 31, 2005, the aggregate accrued interest on these loans was $97,575.

     During 2004, we obtained, through a sublicense from Edward Alexander, at no cost to us, the North American rights to manufacture and distribute an electrolyzed water-based antioxidant dietary supplement developed by MIZ Corporation, a Japanese company specializing in advanced uses of electrolyzed water. We plan to sell this product to the fitness, sports and wellness markets.

     In July 2006, Mr. Hiroshi Tanaka was appointed our Vice President of Technology. He is not an executive officer. Mr. Tanaka resides in and is a citizen of Japan. From 1992 through 2004, Mr. Tanaka was the Chief Engineer at ARV. From 2004 through the present, Mr. Tanaka has been the president of Solution Technos. From 2005 through the present, Mr. Tanaka has been the president of Innovative Design and Technology, the successor company to Solution Technos. We granted 100,000 shares of common stock to Mr. Tanaka as compensation. Innovative Design and Technology is one of our manufacturing vendors.

     Payments to Innovative Design and Technology.   In 2006 to date, we have
     --------------------------------------------
paid Innovative Design and Technology the sum of $230,000 for product design and manufacturing services.

     Proposed payments to Mt. Tanaka.  In connection with wine enhancement
     --------------------------------
technology that is the intellectual property and know-how of Mr., Tanaka, we are presently negotiating to acquire a USA license from Mr., Tanaka.


                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

     The following description of our capital stock is a summary of the material terms of our capital stock. Our authorized capital stock consists of 120,000,000 shares of which there are 100,000,000 shares of common stock having a par value of $0.0001 per share and 20,000,000 shares of preferred stock having a par value of $0.0001 per share. As of September 5, 2006, there were 20,939,454 shares of common stock outstanding. and 8,000 shares of Series A Preferred Stock outstanding. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

     Of our 20,939,454 outstanding of common stock outstanding, 5,571,600 shares are free trading shares.

     Our Articles of Incorporation do not permit cumulative voting for the election of directors, nor do stockholders have any preemptive rights, subscription or conversion rights to purchase shares in any future issuance of our common stock.

     The holders of common stock have the sole right to vote, except as otherwise provided by law or by the Articles, including provisions governing any preferred stock. Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The holders of more than 50% of such outstanding shares common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any other directors.

     Subject to the rights, if any, of any outstanding shares of preferred stock, if any, the holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when, if and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters required by law to be submitted to a vote of stockholders.

     In the event of liquidation, dissolution or winding up of our affairs, holders of common stock are entitled to receive, ratably, our net assets of available after payment of all creditors and any preferential liquidation rights, if any, of any preferred stock, if any, then outstanding.

     All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

THE PENNY STOCK RULES

     Our securities may be considered a penny stock. Penny stocks are securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent disclosing recent price information on the limited market in penny stocks. The "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The penny stock restrictions will not apply to our securities when our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

                              SELLING STOCKHOLDERS

     The following table sets forth the name of each Selling Stockholder, the number of shares of common stock offered by each Selling Stockholder, the number of shares of common stock to be owned by each Selling Stockholder if all shares were to be sold in this offering and the percentage of our common stock that will be owned by each Selling Stockholder if all shares are sold in this the offering. The shares of common stock being offered hereby are being registered to permit public secondary trading and the Selling Stockholders may offer all, none or a portion of the shares for resale from time to time.

-----------------------------------------------------------------------------
Name                  Shares     Shares      Shares          Percentage
Of                    Owned      Offered     Owned           After
Selling               Before     For         After           Offering If All
Stockholder           Offering   Sale        Offering        Shares Are
Sold                                         If All Shares
                                             Are Sold
(1)                                 (2)           (2)
-----------------------------------------------------------------------------

Sundeep Dhaliwal        400,000    400,000             -0-               -0-%

Pavan Gill               50,000     50,000             -0-               -0-%


Satinder Brar           125,000    125,000             -0-               -0-%

Gerrit VanderHourst      75,000     75,000             -0-               -0-%

Layne Benner             60,000     60,000             -0-               -0-%

Rudy Brown              150,000    150,000             -0-               -0-%

Suzie Brown              50,000     50,000             -0-               -0-%

Lisza Schoeber           25,000     25,000             -0-               -0-%

Karnail S. Sidhu        225,000    225,000             -0-               -0-%

Balbir K. Sidhu         175,000    175,000             -0-               -0-%

Pam K. Athwal            50,000     50,000             -0-               -0-%

Nirmal S. Sidhu         435,000    435,000             -0-               -0-%

Mohinder Dhaliwal       125,000    125,000             -0-               -0-%

Michael Sportrack        25,000     25,000             -0-               -0-%

Shannon Darragh         100,000    100,000             -0-               -0-%

Greg Darragh            808,750    808,750             -0-               -0-%

Jed Astin             1,097,500  1,097,500             -0-               -0-%

Jacob Astin             100,000    100,000             -0-               -0-%

Gerald Freeman           50,000     50,000             -0-               -0-%

Jerry Lay                80,000     80,000             -0-               -0-%

Chris Rush               50,000     50,000             -0-               -0-%

Bill Forscutt           150,000    150,000             -0-               -0-%

Rick Charleston          50,000     50,000             -0-               -0-%

Deloy Routley           100,000    100,000             -0-               -0-%

Rodney Alain          1,000,000    950,000          50,000               0.1%

Anthony Tanseco          60,000     60,000             -0-               -0-%

Angela Sibal             30,000     30,000             -0-               -0-%

Francisco Sibal          20,000     20,000             -0-               -0-%

Hiroshi Tanaka          100,000    100,000             -0-               -0-%

--------------------

(1) To the best of our knowledge, no Selling Stockholder has a short position in our common stock. To the best of our knowledge, no Selling Stockholder that is a beneficial owner of any of these shares is a broker-dealer or an affiliate of a broker-dealer (a broker-dealer may be a record holder). No Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

(2) Assumes no sales or purchases are transacted by the Selling Stockholder during the offering period other than in this offering.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders (of record ownership and of beneficial ownership) and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the Selling Stockholders will sell any or all of the common stock in this offering. The Selling Stockholders may use any one or more of the following methods when selling shares:

- Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

- Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

- Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

-    An exchange distribution following the rules of the applicable exchange.

-    Privately negotiated transactions.

-    Short sales or sales of shares not previously owned by the seller.

- An agreement between a broker-dealer and a Selling Stockholder to sell a specified number of such shares at a stipulated price per share.

-    A combination of any such methods of sale.

-    Any other lawful method.

     The  Selling Stockholder may also engage in:

- Short selling against the box, which is making a short sale when the seller already owns the shares.

- Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date.

- Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date.

- Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus.

- Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder.

- Pledging shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

     If we are notified by a Selling Stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the Registration Statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholder and the broker-dealer.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE.

     None.

                                LEGAL PROCEEDINGS

     We are not a plaintiff or defendant in any litigation, nor is any litigation threatened against us.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Joel Seidner, Esq., Attorney At Law, 880 Tully Road, Suite 50, Houston, Texas 77079, tel. (281) 493-1311, has acted as our legal counsel for this offering. The validity of the shares offered by this prospectus has been passed upon for Proton Laboratories, Inc. by Mr. Seidner. As of the date of this prospectus, Mr. Seidner owns 375,000 shares of our common stock.

     Our consolidated balance sheets as of December 31, 2005 and 2004, and the consolidated statements of operations, stockholders' deficit, and cashflows, for the years then ended, have been included in the registration statement on Form SB-2 of which this prospectus forms a part, in reliance on the report of Hansen, Barnett & Maxwell, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Washington Business Corporation Act at Title 23 RCW provides that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     Our Articles of Incorporation and By-Laws also state that we indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                            PROTON LABORATORIES, INC.

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS
                                                                       PAGE


Report of Independent Registered Public Accounting Firm                F-2

Consolidated Balance Sheets - December 31, 2005 and 2004               F-3

Consolidated Statements of Operations for the years ended
December 31, 2005 and 2004                                             F-4

Consolidated Statements of Stockholders' Deficit for the years ended
December 31, 2004 and 2005                                             F-5

Consolidated Statements of Cash Flows for the years ended
December 31, 2005 and 2004                                             F-6

Notes to Consolidated Financial Statements                             F-7



                                                                       PAGE

Condensed Consolidated Balance Sheets - June 30, 2006 and
  December 31, 2005 (Unaudited)                                        FF-1

Condensed Consolidated Statements of Operations for the three
  and six months ended June 30, 2006 and 2005 (Unaudited)              FF-2

Condensed Consolidated Statements of Cash Flows for the six months
  ended June 30, 2006 and 2005 (Unaudited)                             FF-3

Notes to Condensed Consolidated Financial Statements (Unaudited)       FF-4

  HANSEN, BARNETT & MAXWELL
 A Professional Corporation                   REGISTERED WITH THE PUBLIC COMPANY
CERTIFIED PUBLIC ACCOUNTANTS                      ACCOUNTING OVERSIGHT BOARD
  5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128                          [GRAPHIC OMITTED]
    Phone: (801) 532-2200                          an independent member of
     Fax: (801) 532-7944                                  BAKER TILLY
       www.hbmcpas.com                                   INTERNATIONAL


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Stockholders
Proton Laboratories, Inc. and subsidiaries

We have audited the consolidated balance sheets of Proton Laboratories, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Proton Laboratories as of December 31, 2005 and 2004, and the results of their consolidated operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, has suffered reoccurring losses from operations, has negative working capital, and has required loans from the Company's majority shareholder to fund operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                  HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 29, 2006

                                   PROTON LABORATORIES, INC
                                 CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31, 2005 AND 2004

                                                                       2005          2004
---------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash                                                               $     1,384   $    14,412
Accounts receivable, less allowance for doubtful accounts of
  $16,522 and $16,522, respectively                                     21,927        10,633
Inventory                                                               32,861        34,097
---------------------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                                                  56,172        59,142
---------------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT
Furniture and fixtures                                                  19,709        18,438
Equipment and machinery                                                161,833        95,039
Leasehold improvements                                                  11,323        10,995
Deposit on equipment                                                         -        64,500
Accumulated depreciation                                               (45,820)      (19,160)
---------------------------------------------------------------------------------------------
  NET PROPERTY AND EQUIPMENT                                           147,045       169,812
---------------------------------------------------------------------------------------------
DEPOSITS                                                                 6,131         5,000
---------------------------------------------------------------------------------------------
TOTAL ASSETS                                                       $   209,348   $   233,954
---------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable                                                   $   168,378   $   134,780
Accrued expenses                                                       252,769       110,562
Deferred revenue                                                        52,506             -
Preferred dividends payable                                              9,600         3,200
Stockholder loans, current portion                                     444,642        84,000
---------------------------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                                            927,895       332,542
---------------------------------------------------------------------------------------------
STOCKHOLDER LOANS, NET OF CURRENT PORTION                               40,000       178,000
---------------------------------------------------------------------------------------------
STOCKHOLDERS' DEFICIT
Series A convertible preferred stock, 400,000 shares authorized with a par value of $0.0001; 8,000 issued and outstanding,
  liquidation preference of $80,000.                                    80,000
Undesignated preferred stock, 19,600,000 shares authorized with a
  par value of $0.0001; no shares issued or outstanding                      -             -
Common stock, 100,000,000 common shares authorized with a par value of $0.0001; 14,270,100 and 12,975,000 shares issued and
  outstanding, respectively                                              1,429         1,299
Additional paid in capital                                           1,856,601     1,350,616
Accumulated deficit                                                 (2,696,577)   (1,708,503)
---------------------------------------------------------------------------------------------
  TOTAL STOCKHOLDERS' DEFICIT                                         (758,547)     (276,588)
---------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $   209,348   $   233,954
---------------------------------------------------------------------------------------------

  The accompanying notes are an integral part of these consolidated financial statements.

                                  PROTON LABORATORIES, INC
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                    2005          2004
------------------------------------------------------------------------------------------
SALES                                                           $   328,200   $   379,989

COST OF GOODS SOLD                                                  246,630       263,395
------------------------------------------------------------------------------------------

GROSS PROFIT                                                         81,570       116,594
------------------------------------------------------------------------------------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (including
  equity-based expenses of $459,040 and $618,349, respectively)     954,834     1,065,595


LOSS FROM OPERATIONS                                               (873,264)     (949,001)
------------------------------------------------------------------------------------------

OTHER INCOME AND (EXPENSE)
Loss on disposal of property and equipment                                -        (1,648)
Interest income                                                         186            20
Interest expense                                                   (108,596)      (15,211)
------------------------------------------------------------------------------------------
  NET OTHER EXPENSE                                                (108,410)      (16,839)
------------------------------------------------------------------------------------------

    NET LOSS                                                       (981,674)     (965,840)

PREFERRED STOCK DIVIDEND                                             (6,400)       (3,200)
------------------------------------------------------------------------------------------

LOSS APPLICABLE TO COMMON SHAREHOLDERS                          $  (988,074)  $  (969,040)
------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER
  COMMON SHARE                                                  $     (0.07)  $     (0.08)
------------------------------------------------------------------------------------------

BASIC AND DILUTED WEIGHTED AVERAGE
  SHARES OUTSTANDING                                             13,720,209    11,525,510
------------------------------------------------------------------------------------------

  The accompanying notes are an integral part of these consolidated financial statements.

                                                  PROTON LABORATORIES, INC
                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                       FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2005

                                             PREFERRED STOCK        COMMON STOCK     ADDITIONAL
                                            ------------------  -------------------    PAID IN     ACCUMULATED
                                             SHARES    AMOUNT     SHARES    AMOUNT     CAPITAL       DEFICIT       TOTAL
---------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 2003                        -         -  11,250,000    1,126      536,440      (739,463)   (201,897)
---------------------------------------------------------------------------------------------------------------------------
Sale of preferred stock                        8,000    80,000           -        -            -             -      80,000
Issuance of shares for legal services              -         -     100,000       10       39,990             -      40,000
Issuance of shares for consulting services         -         -   1,345,000      135      578,214             -     578,349
Issuance of common stock for cash                  -         -     280,000       28      195,972             -     196,000
Dividends accrued                                  -         -           -        -            -        (3,200)     (3,200)
Net loss for the period                            -         -           -        -            -      (965,840)   (965,840)
---------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 2004                    8,000    80,000  12,975,000    1,299    1,350,616    (1,708,503)   (276,588)
Issuance of shares for interest expense            -         -      47,500        5       27,070             -      27,075
Issuance of shares to director                     -         -     131,600       13       52,627             -      52,640
Issuance of shares for consulting services         -         -   1,016,000      102      406,298             -     406,400
Issuance of shares for cash                        -         -     100,000       10       19,990             -      20,000
Dividends accrued                                  -         -           -        -            -        (6,400)     (6,400)
Net loss for the period                            -         -           -        -            -      (981,674)   (981,674)
---------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 2005                    8,000  $ 80,000  14,270,100  $ 1,429  $ 1,856,601  $ (2,696,577)  $(758,547)
---------------------------------------------------------------------------------------------------------------------------

  The accompanying notes are an integral part of these consolidated financial statements.

                            PROTON LABORATORIES, INC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                   2005        2004
----------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
----------------------------------------------------------------------
Net loss                                        $(981,674)  $(965,840)
Adjustments to reconcile net loss to cash used
  in operating activities:
  Depreciation                                     26,660       9,814
  Bad debt expense                                      -       6,430
  Loss on disposal of property and equipment            -       1,648
  Common stock issued for services                459,040     618,349
  Amortization of loan costs                       27,075           -
  Changes in operating assets and liabilities
    Accounts receivable                           (11,294)      7,520
    Inventory                                       1,236     (33,674)
    Deferred revenue                               52,506           -
    Accounts payable                               33,598     (62,796)
    Accrued expenses                              142,207      94,827
----------------------------------------------------------------------
  NET CASH FROM OPERATING ACTIVITIES             (250,646)   (323,722)
----------------------------------------------------------------------


CASH FLOWS FROM INVESTING ACTIVITIES
Refund of deposit                                   5,000           -
Cash paid for deposit                              (6,131)          -
Purchases of property and equipment                (3,893)   (120,289)
----------------------------------------------------------------------
  NET CASH FROM INVESTING ACTIVITIES               (5,024)   (120,289)
----------------------------------------------------------------------


CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock                 20,000     196,000
Proceeds from sale of preferred stock                   -      80,000
Proceeds from stockholder loans                   222,642     178,000
----------------------------------------------------------------------
  NET CASH FROM FINANCING ACTIVITIES              242,642     454,000
----------------------------------------------------------------------


NET INCREASE (DECREASE) IN CASH                   (13,028)      9,989
CASH AT BEGINNING OF PERIOD                        14,412       4,423
----------------------------------------------------------------------
CASH AT END OF PERIOD                           $   1,384   $  14,412
----------------------------------------------------------------------


NON-CASH INVESTING AND FINANCING ACTIVITIES:
Transfer of inventory to equipment              $  64,500   $  27,377
Issuance of common stock for loan costs         $  27,075   $       -
Accrual of preferred stock dividends            $   6,400   $       -

    The accompanying notes are an integral part of these consolidated financial statements.

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATIONS

ORGANIZATION- Proton Laboratories, LLC. (Proton) was incorporated on February 16, 2000 in the State of California. Proton did not begin its operations until January 1, 2001. On January 1, 2001, Proton's sole owner contributed inventory and property and equipment to the Company.

BentleyCapitalCorp.com Inc. (Bentley) was incorporated in the State of Washington, U.S.A. on March 14, 2000. On November 15, 2002, Proton entered into an Agreement and Plan of Reorganization with Bentley whereby the Company merged with and into VWO I Inc. (VWO), a wholly owned subsidiary of Bentley (the "Merger"). In April 2004 the subsidiary changed its name to Water Science, Inc.

For financial statement purposes Proton is considered the parent corporation and originally elected to maintain BentleyCapitalCorp.com, Inc as its business name. In December 2003 the Company's board elected to change its name to Proton Laboratories, Inc., and hereafter collectively referred to as the "Company".

CONSOLIDATION POLICY - The accompanying consolidated financial statements reflect the financial position of and operations for Proton as of and for the years ended December 31, 2005 and 2004. All significant intercompany transactions have been eliminated in consolidation.

NATURE  OF  OPERATIONS  -  The  Company's  operations  are  located  in Alameda,
California. The core business of the Company consists of the sale and marketing of the Company's industrial, environmental and residential systems throughout the United States of America which alter the properties of water to produce functional water. The Company acts as an exclusive importer and master distributor of these products to various companies in which uses for the product range from food processing to retail water sales. Additionally, the Company formulates intellectual properties under licensing agreements, supplies consumer products, consults on projects utilizing functional water, facilitates between manufacturer and industry and acts as educators on the benefits of functional water.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS -The Company is subject to concentration of credit risk with respect to sales primarily in the functional water industry and sales to a significant customer and purchases from a significant vendor. Accounts receivable are generally unsecured. The Company normally obtains payments from customers prior to delivery of the related products. Otherwise, the Company does not require collateral for accounts receivable.

The carrying value of the note payable approximates fair value based on it bearing interest at a rate which approximates market rates. The amount reported as inventory is considered to be a reasonable approximation of its fair value. The fair value estimates presented herein were based on market information available to management at the time of the preparation of the financial statements.

BUSINESS CONDITION - The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred net losses of $981,674 and $965,840 for the years ended December 31, 2005 and 2004, respectively. The Company had a working capital deficit of $871,723 and $203,900 at December 31, 2005 and 2004, respectively.

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

Loans from the Company's shareholders were required to fund operations. These conditions raise a substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is working towards raising public funds to expand its marketing and revenues. The Company has spent considerable time in contracting with several major overseas corporations for the co-development of enhanced antioxidant beverages for distribution into the domestic and overseas markets. In addition, the Company is working with its Canadian business associates to identify institutional businesses to market various disinfection applications based upon functional water, in some cases, pending government approval.

The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments purchased with a maturity of less than three months to be cash equivalents.

ACCOUNTS RECEIVABLE - Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write-off experience. Past due balances over 90 days and a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers.

INVENTORY - Inventory consists of purchased finished goods and is stated at the lower of cost (using the first-in, first-out method) or market value.

PROPERTY AND EQUIPMENT - Equipment, and furniture and fixtures are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives range from 3 to 7 years. Depreciation expense for the years ended December 31, 2005 and 2004, was $26,660 and $9,814, respectively. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed and any resulting gain or loss is recognized in the statement of operations.

Long-lived assets are reviewed for impairment yearly. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Based on the evaluation, no impairment was considered necessary during the years ended December 31, 2005 or 2004.

INCOME TAXES - The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. That will result in taxable or deductible amounts in future years when the reported

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

amounts of the assets or liabilities are recovered. These deferred tax assets and or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances and adjustments are provided as necessary.

ADVERTISING - The Company follows the policy of charging the cost of advertising to expense as incurred. Advertising expense for the year ended December 31, 2005 and 2004 was $2,055 and $10,776, respectively.

CONCENTRATIONS OF RISK - Sales to major customers are defined as sales to any one customer which exceeded 10% of total sales. The risk of loss of a major customer subjects the Company to the possibility of decreased sales. Purchases from major vendors are defined as inventory purchases from any one vendor which exceeded 10% of total inventory purchases. The risk of loss of a major vendor subjects the Company to the possibility of increased costs and not being able to fulfill customer orders. See Note 7.

REVENUE RECOGNITION - The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that arrangement exists;
(ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable and; (iv) collectibility is reasonably probable. The Company's revenues are derived from sales of their industrial, environmental and residential systems which alter the properties of water to produce functional water.

BASIC AND DILUTED LOSS PER COMMON SHARE - Basic loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding. Diluted loss per common share is calculated by dividing net loss by the weighted-average number of Series A convertible preferred shares and common shares outstanding to give effect to potentially issuable common shares except during loss periods when those potentially issuable shares are anti-dilutive. Potential common shares from convertible preferred stock have not been included as they are anti-dilutive.

NEW ACCOUNTING STANDARDS - In November 2004, the FASB issued SFAS No. 151, Inventory Costs, which is an amendment of ARB No. 43. SFAS No. 151 requires idle facility expenses, freight, handling costs and wasted material (spoilage) costs to be recognized as current-period charges. It also requires that allocation of fixed production facilities. SFAS No. 151 will be effective for the Company beginning January 1, 2006 and resulting adjustments will be made on prospective basis. The Company does not anticipate that the adoption of this standard will have a significant impact on its business, results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," which is an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation." This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board (APB) No. 25, "Accounting for Stock Issued to Employees" (APB 25) and requires such transactions to be accounted for using a fair-value-based method and the resulting cost recognized in the Company's financial statements. This new standard is effective for interim and annual periods beginning after June 15, 2005. The Company has evaluated SFAS No. 123 as revised and intends to implement it for any future issuance of stock to employees.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets-an amendment of APB Opinion No. 29." This Statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Statement will be effective in January 2006. The Company does not expect that the adoption of SFAS No. 153 will have a material impact on its Consolidated Financial Statements.

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 applies to all voluntary changes in accounting principle or when an accounting pronouncement does not include specific transition provisions and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. The Company implemented this standard on January 1, 2006 and will not have a material impact to the company.

Reclassifications - The financial statements for the prior period have been reclassified to be consistent with the current period financial statement presentation. These reclassifications had no effect on net income.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS

Stockholder  loans  as of December 31, 2005 and 2004 consisted of the following:

                                                                         2005      2004
-----------------------------------------------------------------------------------------
Note payable to president; principal and interest due May 2006;
  interest is accrued at 30% per annum; secured by inventory           $168,500  $      -

Note payable to CEO and majority shareholder; principal and
  interest currently due; interest is accrued at 7% per annum;
  unsecured.                                                             84,000    84,000

Note payable to CEO and majority shareholder; principal and
  interest currently due; interest is accrued at 7% per annum;
  unsecured.                                                            125,000   125,000

Note payable to CEO and majority shareholder; principal and
  interest due April 2006; interest is accrued at 7% per annum;
  unsecured.                                                             40,000    40,000

Note payable to CEO and majority shareholder; principal and
  interest due September 2006; interest is accrued at 7% per annum;
  unsecured.                                                             13,000   130,000

Note payable to CEO and majority shareholder; principal and
  interest due September 2007; interest is accrued at 7% per annum;
  unsecured.                                                             14,142         -

Note payable to shareholder; principal and interest due January 2007;
  interest is accrued at 7% per annum; unsecured.                        40,000         -
-----------------------------------------------------------------------------------------

TOTAL STOCKHOLDER LOANS                                                 484,642   262,000

Less: Current Portion                                                   444,642    84,000
-----------------------------------------------------------------------------------------

TOTAL STOCKHOLDER LOANS - LONG TERM                                    $ 40,000  $178,000
-----------------------------------------------------------------------------------------

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

The following table shows the schedule of principal payments under shareholder loans as of December 31, 2005:

           YEAR ENDING DECEMBER 31,    PAYMENTS
           -------------------------  ----------
                     2006             $  444,642
                     2007                 40,000
                                      ----------
                                      $  484,642
                                      ==========

The note payable to the president was issued in March 2005 in the amount of $164,000 and was originally due in May 2005. During 2005, the due date was extended to May 2006. The original terms of the loan provided for an interest payment of $28,500 or 106% per annum. The interest rate for the extension period is 30% on the original principal balance. In October 2005, the Company obtained an additional $4,500 from the same lender under the same terms. In addition, the Company issued the lender 47,500 shares of common stock, which was recorded as a $27,075 loan cost and was amortized over the original term of the note.

At December 31, 2005 and 2004, the accrued interest relating to stockholder loans was $97,575 and $15,946, respectively

During the years ended December 31, 2005 and 2004, the Company accrued $60,000 as salaries payable to the Company's CEO, resulting in $135,091 and $75,091 of salaries payable at December 31, 2005 and 2004, respectively.

NOTE  4  -  INCOME  TAXES

There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset at December 31, 2005 and 2004 are as follows:

                                    2005        2004
=======================================================
Net operating loss carryforward  $ 654,778   $ 416,124
Bad debt reserve                     6,381
Accrued salaries                    52,172      29,000
Less: valuation allowance         (713,331)   (451,505)
-------------------------------------------------------
NET DEFERRED TAX ASSET           $       -   $       -
=======================================================

For tax reporting purposes, the Company has net operating loss carry forwards in the amount of $1,888,518 which will begin expiring in 2022.

The following is a reconciliation of the amount of tax benefit that would result from applying the federal statutory rate to pretax loss with the benefit from income taxes for the years ended December 31, 2005 and 2004:

                                                 2005        2004
====================================================================
Benefit at statutory rate                     $(231,769)  $(328,836)
Non-deductible expenses                           1,436       2,589
Change in valuation allowance                   261,826     370,419
State tax benefit, net of federal tax effect    (31,493)    (44,622)
--------------------------------------------------------------------
NET BENEFIT FROM INCOME TAXES                 $       -   $       -
====================================================================

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE  5  -  PREFERRED  STOCK

During May 2004, the Company designated 400,000 shares of the preferred stock as Series A convertible preferred stock.

The holders of Series A convertible preferred stock are entitled to a cumulative dividend of 8% per year in cash payable in arrears.

The holders of Series A convertible preferred stock may convert any or all of their shares plus all accrued dividends on the preferred stock into common stock at any time. Each share of preferred stock may be converted into 5 shares of common stock. The holder will receive one share of common stock for $2 of accrued dividends.

Upon the liquidation, dissolution or winding up of the Company, holders of Series A convertible preferred stock, are entitled to receive, out of legally available assets, a liquidation preference of $10 per share, plus an amount equal to any unpaid dividends through the payment date, before any payment or distribution was made to holders of common stock. The holders of Series A convertible preferred stock are not entitled to vote.

During July 2004, the Company issued 8,000 shares of preferred stock for $80,000. At December 31, 2005 and 2004, dividends payable was $9,600 and $3,200, respectively.

NOTE  6  -  COMMON  STOCK

During the year ended December 31, 2005, the Company issued 131,600 shares of its common stock to a director for compensation of services. The shares were valued at $52,640 based on the market value of the Company's stock on the date of issuance.

In June 2005, the Company issued 1,016,000 of its common stock to consultants for services. The shares were valued at $406,400 based on the market value of the Company's stock on the date of issuance.

In August 2005, the Company sold 100,000 shares of restricted common stock at a sale price of $0.20 per share for total consideration of $20,000 in cash.

In December 2003, the Company's shareholders approved the 2004 Stock and Stock Option Plan effective January 1, 2004 whereby up to 500,000 shares may be granted, optioned or sold. The plan is for its key employees and directors who contribute materially to the success and profitability of the Company as well as attracting other key employees and directors. In November 2004, 400,000 common shares were issued pursuant to this plan, resulting in $172,000 in consulting expense. These shares were valued using the per share fair value of the Company's common stock on the date of issuance.

During September 2004, the Company issued 100,000 shares of common stock for $40,000 of legal services. These shares were valued using the per share fair value of the Company's common stock on the date of issuance.

In November 2004, the Company's board of directors approved the 2004 Marketing Consultant Stock Plan whereby up to 945,000 common shares may be granted, optioned or sold. The plan is for its consultants, key employees, and directors who contribute materially to the success and profitability of the Company as well as attracting other key employees and directors. In November 2004, 945,000 shares were issued under this plan resulting in $406,349 of consulting and employee expense valued using the per share fair value of the Company's common stock on the date of issuance.

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE  7  -  COMMITMENTS

PRODUCTION AGREEMENT - In June 2005, the Company entered into an agreement with Mitachi, a Japanese electronics component manufacturer, to aid in the production of enhanced drinking water generators. Pursuant to this agreement, Mitachi agreed to pay the Company 25,000,000 Yen for engineering design, molding, tooling and preparation costs, and the exclusive product distribution rights for China, Taiwan, and Japan. As of December 31, 2005, Mitachi had paid 6,000,000 Yen, or $52,506, for the above mentioned distribution rights. Since the project is not yet completed and no units have been sold, this amount is classified as deferred revenue.

EQUITY LINE - In November 2005, the Company entered into an equity line agreement with a private investor (the "Equity Line Investor"). Under the equity line, the Company had the right to draw up to $10,000,000 from the Equity Line Investor. The Company was entitled to draw funds and to "put" to the Equity Line Investor shares of the Company's Class A common stock in lieu of repayment of the draw.

For the year ended December 31, 2005, the Company had not drawn funds under the equity line. The Company has paid the Equity Line Investor $10,000 as a documentation fee for the equity line, which is to be netted against funds drawn. Due to no funds being drawn and the Company's intentions to not draw on the equity line, this documentation fee has been expensed during the year ended December 31, 2005.

OPERATING LEASES - The Company currently leases office and storage space from a third party. On July 1, 2005, the Company entered into a lease agreement to pay monthly lease payments of $6,131 until June 30, 2006 and $6,335 from July 1, 2006 through June 30, 2007.

Future minimum lease payments under operating lease obligations as of December 31, 2005, were as follows:

           Year Ending December 31,
                      2006            $          74,796
                      2007                       38,010
          ---------------------------------------------
                      Total           $         112,806
          ---------------------------------------------

Rent expense for the years ended December 31, 2005 and 2004 was $45,649 and $33,678, respectively.

MAJOR CUSTOMER - During the year ended December 31, 2005, sales to five customers accounted for 39% of total sales. As of December 31, 2005, $4,573 was due from these customers. During the year ended December 31, 2004, sales to three customers accounted for 37% of total sales. As of December 31, 2004, there were no amounts due from these customers.

MAJOR VENDOR - During the year ended December 31, 2005, purchases from four vendors accounted for 96% of total inventory purchases. As of December 31, 2005, amounts due to these vendors accounted for 35% of accounts payable. During the year ended December 31, 2004, purchases from three vendors accounted for 96% of total inventory purchases. As of December 31, 2004, amounts due to these vendors accounted for 54% of accounts payable.

NOTE  8  -  SUBSEQUENT  EVENT

In March 2006 the Company issued 352,400 shares of common stock for payment of legal fees. The value of the shares issued was $81,052, based on a market price on date of issuance of $0.23. $40,526 of this amount is related to services rendered during the year ended December 31, 2005 and is included as part of accounts payable in the accompanying financial statements.

                                      PROTON LABORATORIES, INC
                         CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                          JUNE 30,    DECEMBER 31,
                                                                              2006            2005
--------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash                                                                  $    29,270   $       1,384
Accounts receivable, less allowance for doubtful accounts of $16,522       15,021          21,927
Inventory                                                                  36,549          32,861
--------------------------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                                                     80,840          56,172
--------------------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT
Furniture and fixtures                                                     19,709          19,709
Equipment and machinery                                                   161,833         161,833
Leasehold improvements                                                     11,323          11,323
Less:  accumulated depreciation                                           (61,423)        (45,820)
--------------------------------------------------------------------------------------------------
  NET PROPERTY AND EQUIPMENT                                              131,442         147,045
--------------------------------------------------------------------------------------------------
DEPOSITS                                                                    6,131
--------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                          $   218,413   $     209,348
--------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable                                                      $    94,701   $     168,378
Accrued expenses                                                          317,040         252,769
Deferred revenue                                                           52,506
Preferred dividends payable                                                12,800           9,600
Stockholder loans, current portion                                        282,000         444,642
--------------------------------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                                               759,047         927,895
--------------------------------------------------------------------------------------------------
STOCKHOLDER LOANS, NET OF CURRENT PORTION                                   8,642          40,000
--------------------------------------------------------------------------------------------------
STOCKHOLDERS' DEFICIT
Series A convertible preferred stock, 400,000 shares authorized with a par value of $0.0001; 8,000 shares issued and outstanding;
  liquidation preference of $80,000
Undesignated preferred stock, 19,600,000 shares authorized with a
  par value of $0.0001; no shares issued or outstanding                         -               -
Common stock, 100,000,000 common shares authorized with a par value of $0.0001; 16,632,550 and 14,270,100 shares issued and
  outstanding, respectively                                                 1,665           1,429
Additional paid in capital                                              2,339,376       1,856,601
Accumulated deficit                                                    (2,970,317)     (2,696,577)
--------------------------------------------------------------------------------------------------
  TOTAL STOCKHOLDERS' DEFICIT                                            (549,276)       (758,547)
--------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                           $   218,413   $     209,348
--------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of these condensed consolidated financial statements.

                                           PROTON LABORATORIES, INC
                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                  FOR THE THREE MONTHS ENDED       FOR THE SIX  MONTHS ENDED
                                                            JUNE 30,                       JUNE 30,
                                                -------------------------------  -----------------------------
                                                     2006             2005           2006            2005
-------------------------------------------------------------------------------  -----------------------------
SALES                                           $       33,639   $      63,521   $     84,561   $     157,710

COST OF GOODS SOLD                                      26,187          33,499         70,479         100,862
--------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                             7,452          30,022         14,082          56,848
--------------------------------------------------------------------------------------------------------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(INCLUDING EQUITY-BASED EXPENSE OF $0,
459,040, $40,526 AND $459,040)                         124,011         563,886        252,041         679,380
--------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                  (116,559)       (533,864)      (237,959)       (622,532)
--------------------------------------------------------------------------------------------------------------

OTHER INCOME AND (EXPENSE)
Interest income                                            175              41            200             100
Interest expense                                       (15,044)        (49,235)       (32,781)        (72,819)
--------------------------------------------------------------------------------------------------------------
  NET OTHER EXPENSE                                    (14,869)        (49,194)       (32,581)        (72,719)
--------------------------------------------------------------------------------------------------------------

    NET LOSS                                          (131,428)       (583,058)      (270,540)       (695,251)

PREFERRED STOCK DIVIDEND                                 1,600           1,600          3,200           3,200
--------------------------------------------------------------------------------------------------------------

LOSS APPLICABLE TO COMMON SHAREHOLDERS          $     (133,028)  $    (584,658)  $   (273,740)  $    (698,451)
--------------------------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER
  COMMON SHARE                                  $        (0.01)  $       (0.04)  $      (0.02)  $       (0.05)
--------------------------------------------------------------------------------------------------------------

BASIC AND DILUTED WEIGHTED AVERAGE
  SHARES OUTSTANDING                                15,486,316      13,362,997     14,914,666      13,176,132
--------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of these condensed consolidated financial statements.

                            PROTON LABORATORIES, INC
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED                                   2006        2005
---------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                             $(270,540)  $(695,251)
Shares issued for services                              40,526     459,040
Adjustments to reconcile net loss to cash used
  in operating activities:
  Depreciation                                          15,603      10,814
  Amortization of loan costs                                 -      27,075
  Changes in operating assets and liabilities
    Accounts receivable                                  6,906      (1,232)
    Inventory                                           (3,688)    (66,681)
    Deposits                                                 -       5,000
    Deferred revenue                                         -      52,506
    Accounts payable                                   (33,151)    (24,187)
    Accrued expenses                                    64,271      75,413
---------------------------------------------------------------------------

  NET CASH FROM OPERATING ACTIVITIES                  (180,073)   (157,503)
---------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                          -        (146)
---------------------------------------------------------------------------

  NET CASH FROM INVESTING ACTIVITIES                         -        (146)
---------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                 401,959           -
Payments on notes payable                             (267,852)          -
Proceeds from stockholder loans                         73,852     204,000
---------------------------------------------------------------------------

  NET CASH FROM FINANCING ACTIVITIES                   207,959     204,000
---------------------------------------------------------------------------

NET INCREASE IN CASH                                    27,886      46,351

CASH AT BEGINNING OF PERIOD                              1,384      14,412
---------------------------------------------------------------------------

CASH AT END OF PERIOD                                $  29,270   $  60,763
---------------------------------------------------------------------------

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for accrued legal services  $  40,526   $       -
Issuance of common stock for loan costs              $       -   $  27,075
Accrual of preferred stock dividends                 $   3,200   $   3,200

    The accompanying notes are an integral part of these condensed consolidated financial statements.

                            PROTON LABORATORIES, INC
1.1.1     NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE  1  -  BASIS  OF  PRESENTATION  AND  NATURE  OF  OPERATIONS

BASIS OF PRESENTATION - The condensed consolidated financial statements include the accounts of Proton Laboratories, Inc., and its wholly owned subsidiary ("Proton" or the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

In April 2004, the Company changed its name from BentleyCapitalCorp.com, Inc. to Proton Laboratories, Inc. The Company's subsidiary also changed its name from Proton Laboratories, Inc. to Water Science, Inc.

CONDENSED FINANCIAL STATEMENTS - The accompanying unaudited condensed consolidated financial statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with the Company's annual financial statements included in the Company's December 31, 2005 Annual Report on Form 10-KSB. In particular, the Company's significant accounting principles were presented as Note 1 to the consolidated financial statements in that report. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed consolidated financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed consolidated financial statements for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2006.

NATURE  OF  OPERATIONS  -  The  Company's  operations  are  located  in Alameda,
California. The core business of the Company consists of the sales and marketing of the Company's industrial, environmental and residential systems throughout the United States of America which alter the properties of water to produce functional water. The Company acts as an exclusive importer and master distributor of these products to various companies. Additionally, the Company formulates intellectual properties under licensing agreements, supplies consumer products, consults on projects utilizing functional water, facilitates between manufacturer and industry and acts as educators on the benefits of functional water.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORY - Inventory consists of purchased finished goods and is stated at the lower of cost (using the first-in, first-out method) or market value.

BASIC AND DILUTED LOSS PER COMMON SHARE - Basic loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding. Diluted loss per common share is calculated by dividing net loss by the weighted-average number of Series A convertible preferred shares and common shares outstanding to give effect to potentially issuable common shares except during loss periods when those potentially issuable shares are anti-dilutive. Potential common shares from convertible preferred stock have not been included as they are anti-dilutive.

NOTE  2  -  BUSINESS  CONDITION

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The company has incurred losses applicable to common shareholders of $273,740 for the six months ended June 30, 2006. The Company had a working capital deficit of $678,207, and $871,723 at June 30, 2006 and December 31, 2005, respectively.
Loans  and  equity  funding  were  required  to  fund  operations.

The Company is working towards raising additional public funds to expand its marketing and revenues. The Company has spent considerable time in contracting with several major overseas corporations for the co-development of enhanced antioxidant beverages for distribution into the overseas markets. In addition, the Company is working with its Canadian business associates to identify institutional businesses to market various disinfection applications based upon functional water, pending government approval.

The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS

Stockholder loans as of June 30, 2006 and December 31, 2005 consist of the following:

                                                                         2006      2005
-----------------------------------------------------------------------------------------
Note payable to President; principal and interest due May 2006;
  interest is accrued at 30% per annum; secured by inventory           $      -  $168,500

Note payable to President; principal and interest due June 2006;
  interest is accrued at 7% per annum; unsecured                         20,000         -

Note payable to CEO and majority shareholder; principal and
  interest currently due; interest is accrued at 7% per annum;
  unsecured.                                                             84,000    84,000

Note payable to CEO and majority shareholder; principal and
  interest currently due; interest is accrued at 7% per annum;
  unsecured.                                                            125,000   125,000

Note payable to CEO and majority shareholder; principal and
  interest currently due; interest is accrued at 7% per annum;
  unsecured.                                                             40,000    40,000

Note payable to CEO and majority shareholder; principal and
  interest due September 2006; interest is accrued at 7% per annum;
  unsecured.                                                             13,000   130,000


                                      FF-5

Note payable to CEO and majority shareholder; principal and
  interest due September 2007; interest is accrued at 7% per annum;
  unsecured.                                                              8,642    14,142

Note payable to shareholder; principal and interest due January 2007;
  interest is accrued at 7% per annum; unsecured.                             -    40,000

Notes payable to President and CEO; principal and interest due
  March 2008; interest is accrued at 7% per annum; unsecured.                 -         -
-----------------------------------------------------------------------------------------

    TOTAL STOCKHOLDER LOANS                                             290,642   484,642

    Less: Current Portion                                               282,000   444,642
-----------------------------------------------------------------------------------------

    TOTAL STOCKHOLDER LOANS - LONG TERM                                $  8,642  $ 40,000
-----------------------------------------------------------------------------------------

During the six months ended June 30, 2006, two shareholders advanced the Company $73,852. The Company made payments on these shareholder notes totaling $267,852 during the six months ended June 30, 2006.

At June 30, 2006, the Company had accrued interest relating to shareholder loans of $129,913.

During the six months ended June 30, 2006, the Company accrued $30,000 as salaries payable to the company's CEO, resulting in $185,987 of salaries payable at June 30, 2006.

NOTE  4  -  COMMON  STOCK

In March 2006 the Company issued 352,400 shares of common stock for payment of legal fees. The value of the shares issued was $81,052, based on a market price on date of issuance of $0.23. $40,526 of this amount is related to services rendered during the year ended December 31, 2005.

During May and June the Company issued 2,010,050 shares of common stock for cash proceeds of $401,959 or $0.20 per share.

NOTE  5  -  COMMITMENTS

PRODUCTION AGREEMENT - In June 2005, the Company entered into an agreement with Mitachi, a Japanese electronics component manufacturer, to aid in the production of enhanced drinking water generators. Pursuant to this agreement, Mitachi agreed to pay the Company 25,000,000 Yen for engineering design, molding, tooling and preparation costs, and the exclusive product distribution rights for China, Taiwan, and Japan. As of June 30, 2006, Mitachi had paid 6,000,000 Yen, or $52,506, for the above mentioned distribution rights. Since the project is not yet completed and no units have been sold, this amount is classified as deferred revenue.

EQUITY LINE - In November 2005, the Company entered into an equity line agreement with a private investor (the "Equity Line Investor"). Under the equity line, the Company had the right to draw up to $10,000,000 from the Equity Line Investor. The Company was entitled to draw funds and to "put" to the Equity Line Investor shares of the Company's Class A common stock in lieu of repayment of the draw. As of June 30, 2006, the Company had not drawn funds under the equity line.

NOTE  6  -  SUBSEQUENT  EVENT

Subsequent to June 30, 2006 the Company issued 1,100,000 shares of common stock for cash proceeds of $220,000, or $0.20 per share from various investors.

Previously, the Company entered into an agreement whereby an investor agreed to purchase, up to $2,000,000 dollars worth of common shares of the Company at a per share purchase price equal to 40% of the previous day's last trade price. Subsequent to June 30, 2006, the Company issued 1,026,711 shares of common stock under this agreement for cash proceeds of $226,599 (net of $30,197 of issuance costs).

In July 2006, the Company issued 1,851,250 shares of common stock to various individuals for their services in raising equity funds and marketing upcoming Company products. The Company is currently evaluating the value of these shares.

                                    FORM SB-2

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                    THE WASHINGTON BUSINESS CORPORATION ACT
                    ---------------------------------------


     The Washington Business Corporation Act at Title 23 RCW provides that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

                           ARTICLES OF INCORPORATION
                           -------------------------

     Our Articles of Incorporation, at Section 11-Indemnification, provide for the following:

ARTICLES OF INCORPORATION
ARTICLE XI

11.1 Indemnification.

     The corporation shall indemnify its directors to the full extent permitted by the Washington Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

11.2 Authorization.

     The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

11.3 Effect of Amendment.

     No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                    BY-LAWS
                                    -------

     Our By-laws, at Section 10--Indemnification and Section 11-Limitation of Liability, provide for the following:

BY-LAWS
SECTION 10--INDEMNIFICATION

10.1 Right to Indemnification

     Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter "proceedings"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Corporation or a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall insure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in subsection 10.4 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2 Restrictions on Indemnification

     No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.

10.3 Advancement of Expenses

     The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses reasonably incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

10.4 Right of Indemnitee to Bring Suit

     If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5 Procedures Exclusive

     Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and the advancement of expenses set forth in this Section are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6 Nonexclusivity of Rights

     Except as set forth in subsection 10.5, the right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or By-laws of the corporation, general or specific action of the Board or shareholders, contract or otherwise.

10.7 Insurance, Contracts and Funding

     The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act or other law. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.8 Identification of Employees and Agents of the Corporation

     In addition to the rights of indemnification set forth in subsection 10.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

10.9 Persons Serving Other Entities

     Any person who, while a Director or officer of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.3 of this Section.

BY-LAWS
SECTION 11--LIMITATION OF LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of any person who would be considered an indemnitee under subsection 10.1 of Section 10, an indemnitee of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for conduct in the capacity based upon which such person is considered an indemnitee. Any amendments to or repeal of this Section 11 shall not adversely affect any right or protection of any indemnitee of the Corporation for or with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

     The effect of these provisions of the Washington Business Corporation Act at Title 23 RCW, our Articles of Incorporation and our By-laws is to indemnify our directors and officers from the costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The amounts set forth are all estimates:

                                                    Amount Paid or
                                                        be Paid (*)
SEC registration fee                                $      $ 413.00
Printing and engraving expenses                            1,000.00
Attorneys' fees and expenses                              25,000.00
Accountants' fees and expenses                             3,000.00
Transfer agent's and registrar's fees and expenses         1,000.00
Edgar service provider fee                                 2,000.00
Miscellaneous                                              1,000.00
                                                    ---------------

    Total                                           $     33,413.00
                                                    ===============

-----------------
(*)     Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     During the three year period ended September 5, 2006, unregistered securities in transactions summarized below.

     The following transactions were effected on reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

     In December 2004, we sold 280,000 shares of common stock to one investor at a price of $0.70 per share. We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

     In March 2005 we issued a note payable in the amount of $164,000. As additional consideration for receiving this loan, we issued the lender 47,500 shares of common stock which was recorded as a $27,075 loan costs and is amortized over the term of the note. At June 30, 2005, the loan costs were fully amortized. We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities. These shares have not been issued yet

     In August 2005, we sold 100,000 shares of common stock to one investor at a price of $0.20 per share. We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

     In July, 2006, we granted Hiroshi Tanaka 100,000 shares of common stock in connection with his appointment as our VP-Technology. We issued these securities in reliance on Section 4(2) of the Securities Act. There was no underwriter. These transactions did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

     In May, June, July, and August 2006, we sold an aggregate of 3,010,050 shares of common stock to 24 investors for aggregate proceeds of $601,959 at $0.20 per share in cash. We issued these securities in reliance on Section 4(2) of the Securities Act. There was no underwriter. These transactions did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

     In July 2006, we issued an aggregate of 1,851,250 shares of common stock to five consultants as payment in-kind for services rendered. We valued these shares at $0.20 per share. We issued these securities in reliance on Section 4(2) of the Securities Act. There was no underwriter. These transactions did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

     In August 2006, we issued an aggregate of 110,000 shares of common stock to Three consultants as payment in-kind for services rendered. We issued these securities in reliance on Section 4(2) of the Securities Act. There was no underwriter. These transactions did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

      In July 2006, we sold an aggregate of 165,256 shares of our common stock to 10 investors for aggregate proceeds of $17,856. These investors reside in and are citizens of foreign countries. These transactions took place outside of the USA. Each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of
the securities.   These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act.

     In July 2006, we sold an aggregate of 478,848 shares of our common stock to 39 investors for aggregate proceeds of $115,224. These investors reside in and are citizens of foreign countries. These transactions took place outside of the USA. Each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of
the securities.   These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act.

     In August 2006, we sold an aggregate of 145,351 shares of our common stock to 12 investors for aggregate proceeds of $33,372. These investors reside in and are citizens of foreign countries. These transactions took place outside of the USA. Each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of
the securities.   These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act.

     In August 2006, we sold an aggregate of 237,256 shares of our common stock to 11 investors for aggregate proceeds of $60,125. These investors reside in and are citizens of foreign countries. These transactions took place outside of the USA. Each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of
the securities.   These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act.

     In August 2006, we sold an aggregate of 218,943 shares of our common stock to investors for aggregate proceeds of $43,861. These investors reside in and are citizens of foreign countries. These transactions took place outside of the USA. Each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of
the securities.   These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS

Exhibit
Number   Description
3.1.1    Articles of Incorporation----Incorporated by reference to our Form SB-2 filed on March 31, 2000, as amended.

3.1.2    Amendment to Articles of Incorporation (name change)----Incorporated by reference to our Form SB-2 filed December 19, 2005.

3.1.3    Amendment to Articles of Incorporation (Series A Preferred Stock)---- Incorporated by reference to our
         Form SB-2 filed December 19, 2005.

3.2 By-laws----Incorporated by reference to our Form SB-2 filed on March 31, 2000, as amended.

4.1 Specimen Stock Certificate---- Incorporated by reference to our Form SB-2 filed December 19, 2005.

5.1      Opinion re: legality----Provided herewith.

10.1 Investment Agreement----Incorporated by reference to our Form 8-K filed on December 1, 2005.

10.4     Amendment to Investment Agreement---- Incorporated by reference to our Form SB-2 filed December 19, 2005.

14.1 Code Of Ethics---- Incorporated by reference to our Form 10-KSB for the year ended December 31. 2003.

21.1 Subsidiaries----Incorporated by reference to our Form 8-K filed on August 25, 2003.

23.1     Consent of Independent Auditors----Provided herewith.

23.2     Consent of Counsel (see Exhibit 5.1)----Provided herewith.

99.1     Audit Committee Charter----Incorporated by reference to our Definitive Form 14A filed on February 2, 2004.

ITEM 28. UNDERTAKINGS

The Registrant hereby undertakes that it will:


a.

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)   Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.


g.

          That, for the purpose of determining liability under the Securities Act to any purchaser:

     1.   If the small business issuer is relying on Rule 430B:

          i. Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          ii.  Each prospectus required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     2. If the small business issuer is subject to Rule 430C, include the following:

          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, California on September 8, 2006.


                             PROTON LABORATORIES, INC.


September 8, 2006            /s/ Edward Alexander
                             Edward Alexander
                             Director, Chief Executive Officer and
                             Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                             Date


/s/ Edward Alexander        Director, Chief Executive Officer  September 8, 2006
Edward Alexander            and Chief Financial Officer


/s/ Michael Fintan Ledwith  Director                           September 8, 2006
Michael Fintan Ledwith


/s/ Gary Taylor             Director and President             September 8, 2006
Gary Taylor